UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Dana Incorporated

Important Notice Regarding the Availability of Proxy

Materials for the Annual Meeting of

Shareholders to be Held on April 27, 2017

Proxy Statement and Notice of

2017 Annual Meeting of Shareholders

Our Proxy Statement and Annual Report

are Available at www.dana.com/proxy

Dana Incorporated

3939 Technology Drive

Maumee, Ohio 43537

March 16, 2017

Dear Fellow Shareholder:

It is our pleasure to invite you to attend the 2017 Annual Meeting of Shareholders of Dana Incorporated at 8:30 a.m., Eastern Time, on Thursday, April 27, 2017 at The Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Romulus, Michigan 48242. Registration will begin at 7:30 a.m., Eastern Time. A map showing the location of the Annual Meeting is on the back cover of the accompanying proxy statement.

The annual report, which is included in this package, summarizes Dana’s major developments and includes our consolidated financial statements.

Whether or not you plan to attend the 2017 Annual Meeting of Shareholders, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet indicating how you would like your shares voted. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card enclosed with this proxy statement.

Sincerely,

Keith E. Wandell
Chairman of the Board of Directors

PROXY STATEMENT

Dana Incorporated

Notice of Annual Meeting of Shareholders

March 16, 2017

Date:	April 27, 2017

Time:	8:30 a.m., Eastern Time

Place:	The Westin Detroit Metropolitan Airport 2501 Worldgateway Place Romulus, Michigan 48242

We invite you to attend the Dana Incorporated 2017 Annual Meeting of Shareholders to:

1. Elect eight Directors for a one-year term expiring in 2018 or upon the election and qualification of their successors;

2. Act on an advisory vote to approve executive compensation;

3. Act on an advisory vote on the frequency of the advisory vote on executive compensation;

4. Approve the Dana Incorporated 2017 Omnibus Incentive Plan;

5. Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017;

6. Consider a shareholder proposal regarding simple majority voting, if properly presented at the Annual Meeting; and

7. Transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is February 27, 2017 (the Record Date). Only shareholders of record at the close of business on the Record Date can vote at the Annual Meeting. Dana mailed this Notice of Annual Meeting to those shareholders. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

Dana will have a list of shareholders who can vote available for inspection by shareholders at the Annual Meeting and, for 10 days prior to the Annual Meeting, during regular business hours at Dana’s Law Department, 3939 Technology Drive, Maumee, Ohio 43537.

If you plan to attend the Annual Meeting, but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting. You also must bring the proxy card your broker provided to you if you intend to vote at the meeting. See the “Questions and Answers” section of the proxy statement for a discussion of the difference between a shareholder of record and a street name holder.

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. Registered holders may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system, or by using the Internet voting system. You will find instructions for voting by telephone and by the Internet on the proxy card and in the “Questions and Answers” section of the proxy statement.

By Order of the Board of Directors,

Marc S. Levin
March 16, 2017	Senior Vice President, General Counsel, and Corporate Secretary

Dana Incorporated

3939 Technology Drive

Maumee, Ohio 43537

2017 PROXY STATEMENT

QUESTIONS AND ANSWERS

The Board of Directors is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, April 27, 2017, beginning at 8:30 a.m., Eastern Time, at The Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Romulus, Michigan 48242. This proxy statement and the enclosed form of proxy are being made available to shareholders beginning March 16, 2017.

What is a proxy?

A proxy is your authorization for someone else to vote for you in the way that you want to vote. When you complete and submit a proxy card or use the automated telephone voting system or the Internet voting system, you are submitting a proxy. Dana’s Board of Directors is soliciting this proxy. All references in this proxy statement to “you” will mean you, the shareholder, and to “yours” will mean the shareholder’s or shareholders’, as appropriate.

What is a proxy statement?

A proxy statement is a document the United States Securities and Exchange Commission (the SEC) requires to explain the matters on which you are asked to vote on by proxy and to disclose certain related information. This proxy statement and the accompanying proxy card were first mailed to the shareholders on or about March 16, 2017.

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting, including i) the election of directors; ii) an advisory vote on executive compensation; iii) an advisory vote on the frequency of the advisory vote on executive compensation; iv) the Dana Incorporated 2017 Omnibus Incentive Plan; v) ratification of the selection of Dana’s independent registered public accounting firm; and vi) a shareholder proposal, if properly presented at the Annual Meeting. Also, management will report on the state of Dana and respond to questions from shareholders.

What is the record date and what does it mean?

The record date for the Annual Meeting is February 27, 2017 (the Record Date). The Record Date was established by the Board of Directors as required by Delaware law. Holders of our common stock at the close of business on the Record Date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date may vote at the meeting. On February 27, 2017, 144,097,418 shares of our common stock were outstanding, and accordingly, are eligible to be voted.

What are the voting rights of the holders of common stock?

Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. See “How do I vote my shares?” below.

How do I vote my shares?

If you are a shareholder of record as of February 27, 2017, as opposed to a street name holder, you will be able to vote in four ways: In person, by telephone, by the Internet, or by proxy card.

To vote by proxy card, sign, date and return the enclosed proxy card. To vote by using the automated telephone voting system or the Internet voting system, the instructions for shareholders of record are as follows:

TO VOTE BY TELEPHONE: 866-883-3382

•	Use any touch-tone telephone to vote your proxy.

•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

•	Follow the simple instructions the system provides you.

•	You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is 11:59 p.m. (ET) on April 26, 2017.

(OR)

TO VOTE BY THE INTERNET: www.proxypush.com/DAN

•	Use the Internet to vote your proxy.

•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you access the website.

•	Follow the simple instructions to obtain your records and create an electronic ballot.

•	You may log on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is 11:59 p.m. (ET) on April 26, 2017.

If you submit a proxy to Dana before the Annual Meeting, the persons named as proxies will vote your shares as you directed. If no instructions are specified, the proxy will be voted: i) “FOR” all of the listed director nominees; ii) “FOR” approval of the advisory vote on executive compensation; iii) “FOR” approval of an annual advisory vote on executive compensation; iv) “FOR” approval of the Dana Incorporated 2017 Omnibus Incentive Plan; v) “FOR” ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm; and vi) “AGAINST” the shareholder proposal.

You may revoke a proxy at any time before the proxy is exercised by:

(1)	delivering written notice of revocation to the Corporate Secretary of Dana at the Dana Law Department, 3939 Technology Drive, Maumee, Ohio 43537;

(2)	submitting another properly completed proxy card that is later dated;

(3)	voting by telephone at a subsequent time;

(4)	voting by Internet at a subsequent time; or

(5)	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you must provide voting instructions for your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares. If you hold your shares in street name and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and present it at the Annual Meeting. You will also need to provide to us a brokerage statement if you intend to attend the Annual Meeting.

What is a quorum?

There were 144,097,418 shares of Dana’s common stock issued and outstanding on the Record Date. A majority of the issued and outstanding shares or 72,048,710 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

For shareholders of record: If you are the shareholder of record and you do not vote by proxy card, by telephone or via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

For holders in street name: If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (the NYSE) rules, your broker may vote shares held in street name on certain “routine” matters. The NYSE rules consider the ratification of the appointment of our independent registered public accounting firm to be a routine matter. As a result, your broker is permitted to vote your shares on this matter at its discretion without instruction from you.

When a proposal is not a routine matter, such as the election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation, the approval of the Dana Incorporated 2017 Omnibus Incentive Plan and the shareholder proposal, and you have not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares present and voting on a specific proposal.

What vote is required?

Proposal I—Election of Directors: If a quorum exists, the election requires a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, meaning that the director nominees with the most affirmative votes are elected to fill the available seats. As outlined in our Bylaws, regardless of this plurality vote any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation to the Board for consideration in accordance with the procedures set forth in the Bylaws. Our Nominating and Corporate Governance Committee will then evaluate the best interests of Dana and its shareholders and will recommend to the Board the action to be taken with respect to the tendered resignation. Following the Board’s determination, Dana will promptly publicly disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation. Broker non-votes will not be counted as eligible to vote and, therefore, will have no effect on the outcome of the voting.

Proposal II—Advisory Vote on Executive Compensation: The proposal represents an advisory vote and the results will not be binding on the Board or Dana. If a quorum exists, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the shareholders’ non-binding approval with respect to our executive compensation programs. Therefore, abstentions will have the same effect as voting against the proposal. Broker non-votes will not be counted as eligible to vote on the proposal and, therefore, will have no effect on the outcome of the voting on the proposal. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal III—Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation: If a quorum exists, the proposal represents an advisory vote and the results will not be binding on the Board or Dana. While the proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting for approval, the affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote on the matter will be considered the shareholders’ non-binding approval as to the frequency of submission to shareholders of executive compensation proposals. Shareholders will be deemed to have approved the alternative (either one, two or three years) that receives the most votes, even if that alternative receives less than a majority of the votes cast. The Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation. Broker non-votes will not be counted as eligible to vote on the applicable proposal and, therefore, will have no effect on the outcome of the voting on that proposal.

Proposal IV—Approval of the 2017 Dana Incorporated Omnibus Incentive Plan: If a quorum exists, the proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in question. Therefore, abstentions will have the same effect as voting against the proposal. Broker non-votes will not be counted as eligible to vote on the applicable proposal and, therefore, will have no effect on the outcome of the voting on that proposal.

Proposal V—Ratify the Appointment of the Independent Registered Public Accounting Firm: If a quorum exists, the proposal to ratify the appointment of the independent registered public accounting firm must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Therefore, abstentions will have the same effect as voting against the proposal. Brokers will have discretionary voting power to vote this proposal so we do not anticipate any broker non-votes (described above).

Proposal VI—Shareholder Proposal. The shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. If a quorum exists, the shareholder proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Therefore, abstentions will have the same effect as voting against the proposal. Broker non-votes will not be counted as eligible to vote on the applicable proposal and, therefore, will have no effect on the outcome of the voting on that proposal.

Dana will vote properly completed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted. No other matters are currently scheduled to be presented at the Annual Meeting. An independent third party, Wells Fargo Bank, N.A., will act as the inspector of the Annual Meeting and the tabulator of votes.

Who pays for the costs of the Annual Meeting?

Dana pays the cost of preparing and printing the proxy statement and soliciting proxies. Dana will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Dana will use the services of D.F. King & Co., Inc., a proxy solicitation firm, at a cost of $12,500 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Dana and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Dana also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Dana’s common stock.

How can shareholders propose business (other than nominations) for consideration by shareholders at the 2018 Annual Meeting of Shareholders?

Proposals to be Considered for Inclusion in Dana’s Proxy Materials—Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive shareholder proposals by November 16, 2017 to consider them for inclusion in our proxy materials for the 2018 Annual Meeting of Shareholders. A shareholder submitting a proposal for inclusion in our proxy materials must comply with Rule 14a-8.

Other Proposals for Consideration at the 2018 Annual Meeting—A shareholder who intends to propose an item of business at the 2018 Annual Meeting of Shareholders (not for inclusion in our proxy materials) must comply with the requirements set forth in our Bylaws. Under Dana’s Bylaws, our shareholders must provide advance notice to Dana in such cases. For the 2018 Annual Meeting of Shareholders, notice must be received by Dana’s Corporate Secretary no later than the close of business on January 27, 2018 and no earlier than the open of business on December 28, 2017.

If Dana moves the 2018 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date which is the one-year anniversary of this year’s Annual Meeting date (i.e., April 27, 2017), Dana must receive your notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first distributed to shareholders or Dana makes a public announcement of the meeting date, whichever occurs first.

Under Dana’s Bylaws, the notice of proposed business must include a description of the business and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Dana’s Bylaws specifying the advance notice and additional requirements for submission of shareholder proposals are available on Dana’s website at www.dana.com.

How can shareholders nominate individuals for election as directors for consideration by shareholders at the 2018 Annual Meeting of Shareholders?

Director Nominations for Inclusion in Dana’s Proxy Materials (Proxy Access)—Pursuant to Dana’s Bylaws, a shareholder (or a group of up to 20 shareholders) who has continuously owned at least 3% of our shares for at least three years and has complied with the other requirements of our Bylaws may nominate and include in Dana’s proxy materials director nominees constituting up to 25% of Dana’s Board. Notice of a proxy access nomination for consideration at the 2018 Annual Meeting must be received no later than the close of business on November 16, 2017 and no earlier than the open of business on October 17, 2017.

Other Nominations for Consideration at the 2018 Annual Meeting—A shareholder who intends to nominate a person for election as a director at the 2018 Annual Meeting of Shareholders (other than under proxy access) must comply with the requirements set forth in our Bylaws. Under Dana’s Bylaws, our shareholders must provide advance notice to Dana in such cases. For the 2018 Annual Meeting of Shareholders, notice must be received by Dana’s Corporate Secretary no later than the close of business on January 27, 2018 and no earlier than the open of business on December 28, 2017.

If Dana moves the 2018 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date which is the one-year anniversary of this year’s Annual Meeting date (i.e., April 27, 2017), Dana must receive your notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first distributed to shareholders or Dana makes a public announcement of the meeting date, whichever occurs first.

In All Cases—Whether a nomination is made under our proxy access bylaw or under our advance notice bylaw, a shareholder’s notice to nominate individuals for election to the Board of Directors must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected. Dana’s Bylaws specifying the proxy access, advance notice and additional requirements for submission of nominations are available on Dana’s website at www.dana.com.

Where should shareholders send proposals for business and director nominations for consideration at the 2018 Annual Meeting of Shareholders?

All shareholder nominations of individuals for election as directors or proposals of other items of business to be considered by shareholders at the 2018 Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary, Dana Incorporated, 3939 Technology Drive, Maumee, Ohio 43537.

How many of Dana’s directors are independent?

Dana’s Board of Directors has determined that seven of Dana’s eight current directors, or 87.5%, are independent. For a discussion of the Board of Directors’ basis for this determination, see the section of this proxy statement entitled “Director Independence and Transactions of Directors with Dana.”

Does Dana have a Code of Ethics?

Yes, Dana has Standards of Business Conduct for Employees, which applies to employees and agents of Dana and its subsidiaries and affiliates, as well as Standards of Business Conduct for Members of the Board of Directors. The Standards of Business Conduct for Employees and Standards of Business Conduct for Members of the Board of Directors are available on Dana’s website at www.dana.com.

Is this year’s proxy statement available electronically?

Yes. You may view this proxy statement and the proxy card, as well as the 2016 Annual report, electronically by going to our website at www.dana.com/proxy and clicking on the document you wish to view, either the proxy statement and proxy card or annual report.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

A copy of Dana’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the Corporate Secretary, Dana Incorporated, 3939 Technology Drive, Maumee, Ohio 43537.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2017.

The proxy statement and Dana’s annual report to shareholders are available on our website at www.dana.com/proxy.

EXECUTIVE OFFICERS

Following are the names and ages of the executive officers of Dana, their positions with Dana and summaries of their backgrounds and business experience. Our executive officers are those individuals who serve on Dana’s Executive Leadership Team. All executive officers are elected or appointed by the Board of Directors and hold office until the annual meeting of the Board of Directors following the annual meeting of shareholders in each year.

Name	Age as of February 27, 2017	Principal Occupation and Business Experience During Past 5 Years	Executive Officer
Aziz S. Aghili	58	President of Off-Highway Drive and Motion Systems (since July 2011), President, Asia Pacific (October 2010 to April 2012), Dana Incorporated.	2011 – Present
Jonathan M. Collins	37	Executive Vice President and Chief Financial Officer (since January 2017), Senior Vice President and Chief Financial Officer (March 2016 to January 2017), Dana Incorporated; Senior Vice President and Chief Financial Officer (April 2013 to March 2016), Vice President, Finance (October 2010 to April 2013), ProQuest (a global information, content and technology company).	2016 – Present
George T. Constand	58	Chief Technical and Quality Officer (since January 2009), Dana Incorporated.	2009 – Present
James K. Kamsickas	50	President and Chief Executive Officer (since August 2015), Dana Incorporated; President, Chief Executive Officer (April 2012 to August 2015), Global Co-Chief Executive Officer and President of North America and Asia (January 2011 to April 2012), President and Chief Executive Officer North America/Asia (March 2007 to January 2011), International Automotive Components Group, S.A. (global supplier of automotive interior components and systems).	2015 – Present
Marc S. Levin	62	Senior Vice President, General Counsel and Secretary (since February 2008), Dana Incorporated.	2008 – Present
Dwayne E. Matthews	57	President of Power Technologies (since September 2009), Dana Incorporated.	2011 – Present
Robert D. Pyle	50	President of Light Vehicle Driveline Technologies (since January 2014); President of Asia Pacific (May 2012 to December 2013), Dana Incorporated; General Manager (June 2009 to April 2012), Yanfeng Visteon Automotive Trim Systems Co., Ltd. (supplier of automotive interior, exterior, seating, and electronics and safety systems).	2014 – Present

Name	Age as of February 27, 2017	Principal Occupation and Business Experience During Past 5 Years	Executive Officer
Mark E. Wallace	50	Executive Vice President, President of Dana Commercial Vehicle Driveline Technologies (since August 2016), Executive Vice President, Dana On-Highway Driveline Technologies (January 2014 to August 2016), Executive Vice President (June 2011 to January 2014), President of Light Vehicle Driveline Technologies (September 2012 to January 2014), President of On-Highway Technologies (June 2011 to September 2012), President—Heavy Vehicle Group (August 2009 to June 2011), Dana Incorporated.	2008 – Present

Introductory Letter from the Board of Directors

Dear Fellow Shareholders:

This letter is written on behalf of the Board of Directors. As members of the Board of Dana and shareholders, we take seriously our duty to represent your interests in Dana. We hold ourselves accountable for Dana’s success and believe that good governance and best pay practices are important to enhancing shareholder value. We are reaching out to you to provide greater transparency into our executive pay program and to explain how it reflects and aligns with Dana’s performance.

Say on Pay

Last year’s advisory vote on executive compensation (Say on Pay) was supported by our shareholders with 78% of the votes cast in favor of our pay practices. We appreciated the support of most of our shareholders, but recognize that the level of support was lower than what we traditionally receive. As a result, we felt it necessary this year to provide you greater insight into our executive pay program which we believe demonstrates we are committed to taking your input seriously and hope that with a clear understanding of how our pay program is linked to Dana’s performance, you will support our say-on-pay proposal this year.

In particular, we want to highlight the following which demonstrates the alignment of our pay for performance program with value creation:

•

For the three-year performance period ending in 2016, executives received no performance shares under the 2014 Long Term Incentive (LTI) grant (representing 27%-34% of total compensation) because both performance metrics (total shareholder return (TSR) and pre-tax return on invested capital (ROIC)) were below the threshold amount. In other words, because our results did not meet the goals we set in 2014, executive pay was substantially reduced. Based on performance over the last two years, we project no performance shares to be paid from the 2015 LTI grant as well.

•	As of December 31, 2016, the value of outstanding restricted stock units (RSUs)—those granted during the past three years—was 89% of the original grant value.

•	The annual incentive plan (AIP) has paid out below target each of the past four years.

In addition, the following charts show how “realizable” pay has aligned with company performance over the past three years. The improvement shown in 2016 reflects our improved performance and appreciation of the stock price (a 42% improvement in share price from the date of the RSU grant).

(1)	Realizable value represents base salary plus actual annual incentive payouts plus the realizable value of long-term incentive awards from each grant year. The realizable value of the long-term incentives are calculated based on projected performance levels of performance shares and the stock price on December 30, 2016 of $18.98.

Shifting into Overdrive

The last two years have been a time of transition with new CEO/CFO executive management joining Dana and the launching of our enterprise strategy “Shifting into Overdrive”. With Mr. Kamsickas as CEO, we had many achievements despite foreign currency fluctuations and lower demand in certain end-markets we serve. Managing our business, despite these challenges, resulted in double-digit margins with adjusted EBITDA* for 2016 of $660 million, or 11.3%, on $5.8 billion in revenue.

Our new “Shifting into Overdrive” enterprise strategy aims to:

•	Enhance top-line growth by strengthening customer centricity and expanding our global markets

•	Continue driving margin expansion to

•	achieve external target commitments both short term (2017) and long term (2019), and

•	leverage the core of the business by optimizing our cost structure and taking advantage of our global manufacturing footprint

•	Set clear investment priorities to maximize returns and maintain a strong balance sheet and

•	Generate cash flow to support future growth through capital and technology investments

•	Expand our ROIC

Our executive pay program reflects this strategy by design and with the metrics used to evaluate performance in our incentive plans. These metrics are important financial measures that help provide sharp focus on critical results in running our business effectively and efficiently. Our annual and long-term incentive plans are incentive-based which places a significant portion of our executives’ total compensation at risk.

*	Reference is made to the Non-GAAP Financial Measures section of Item 7 of Part II in our Annual Report on Form 10-K for a reconciliation of adjusted EBITDA to net income.

Pay for performance

Our compensation program is designed to balance short-term performance with long-term growth. To align executive pay levels with Dana’s performance, a significant majority (84% of our CEO’s target compensation and 73% of the average target compensation of our other NEOs) is performance-based.

The following features of our pay program demonstrate our pay-for-performance alignment:

•	Our performance-based AIP is cash-based and intended to motivate and reward employees based on Dana-wide (consolidated), business unit, and individual performance that drive shareholder value.

•	Performance Shares reward executives for superior relative TSR and ROIC performance.

•	RSUs encourage executives to achieve long-term goals because they increase or decrease in value based on share price.

•	Executives are required to personally invest in Dana’s success through stock ownership guidelines.

We believe our executives’ compensation for 2016 was well-aligned with Dana’s performance based on several financial metrics. For purposes of our pay for performance analysis below, we considered the following financial metrics—cash flow, earnings before interest and taxes (EBIT), ROIC, and revenue growth.

Our CEO’s one-year total cash compensation was near the 39th percentile of our Peer Group, while performance was near the 56th percentile for the one-year period ending December 31, 2015, as noted in the graph below (a one-year pay-for-performance analysis was performed since Mr. Kamsickas has been President and CEO since August 11, 2015).

Alignment of Cash Compensation with Performance

Chief Executive Officer

Similarly, the realizable compensation of our other NEOs was aligned with Dana’s three-year composite performance with both near the 56th percentile of our Peer Group.

Alignment of Realizable Pay with Performance

Named Executive Officers

Realizable pay is the sum of three-year averages of base salary, annual incentive payouts, paper gains on long-term incentives (which includes values for the “in-the-money” portion of any options, and all RSU grants), plus the most recent payouts of Performance Shares or cash.

Annual Incentive Plan (AIP)

The AIP is based on three key financial performance metrics and designed to reward the achievement of performance goals at both the consolidated and business unit levels: EBIT as adjusted for certain nonrecurring transactions, EBIT Margin, and Working Capital Efficiency. EBIT and EBIT Margin are measures of our underlying earnings and a good indication of our overall financial performance. Working Capital Efficiency is a key measure of operating efficiency. The weighting, threshold, target, and maximum performance, and actual performance of the 2016 AIP metrics at the consolidated level are as follows:

2016 Annual Incentive Award Metrics

AIP Performance Metrics	Weight	Threshold	Target	Maximum	Actual	Payout (as a % of Target)
EBIT	60%	$366.0M	$457.5M	$526.1M	$452.7M	96%
EBIT Margin	20%	5.94%	7.42%	8.53%	7.76%	130%
Working Capital Efficiency	20%	32.9 days	29.6 days	25.8 days	31.7 days	46%
Weighted Payout for Consolidated Metrics:						93%

For 2016, payout for consolidated company performance was 93% of target. Although our revenue was down approximately 3.9% from 2015, primarily driven by the strengthening U.S. dollar, our adjusted EBITDA and margins improved overall.

Long-term Incentive Plan (LTIP)

The LTIP is weighted 50% Performance Shares and 50% RSUs, both of which cliff vest after three years. Both Performance Shares and RSUs are forms of performance-based incentive compensation because Performance Shares provide direct alignment with shareholder interests and the value of RSUs fluctuates based on stock price performance.

Performance Shares are tied to two equally-weighted performance measures: TSR relative to the Dow Jones US Industrial Index and absolute pre-tax ROIC. TSR is a metric that directly aligns executive pay and value creation for shareholders. ROIC ensures management uses the Company’s capital in an effective manner to drive shareholder returns and is well aligned with, and different from, the performance measures used in the AIP. The weighting, threshold, target, and maximum performance, and actual performance of the 2016 LTIP metrics are as follows:

Performance Measures (and weighting) for LTI Performance Shares	2014-2016 Goals			2014-2016 Performance	2016 Actual Award
	Threshold	Target	Maximum	Actual
Total Shareholder Return (50%)	25th Percentile	50th Percentile	80th Percentile	19th Percentile	0%
Pre-Tax ROIC (50%)	18.3%	20.1%	21.1%	15.9%	0%
Weighted Payout:					0%

For the 2014-2016 performance period, our share price underperformed relative to our TSR index (Dow Jones U.S. Industrial Index), and given challenging economic conditions in certain areas outside the U.S. and currency fluctuations, our ROIC fell below the threshold limit set in 2014.

Best pay and governance practices

Dana’s executive compensation program features many best practices that serve shareholder interests, including performance-based pay based on objective measures, stock ownership guidelines (5x base salary for our CEO and 3x base salary for our other executives), clawback and anti-hedging/pledging policies, use of an independent compensation consultant, and double trigger of both equity vesting and severance upon a change in control. We believe these governance best practices enhance alignment with shareholders and mitigate excessive risk-taking behaviors by our executives.

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We encourage you to read the full description of our pay program in the Compensation Discussion and Analysis section of our Annual Proxy Statement for more details on our pay and governance policies and practices. For the reasons set forth above and as detailed in our proxy statement, we urge you to vote in favor of our say-on-pay proposal.

We value the support and input of our shareholders, and we look forward to the opportunity to work with our executive management team to continue to build shareholder value for years to come. If you have any questions for our management team about compensation or other matters, please contact Investor Relations at (800) 537-8823.

Sincerely,

Board of Directors

Dana Incorporated

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our Compensation Discussion and Analysis (CD&A) describes the key principles and approaches used to determine the elements of compensation awarded to, earned by and paid to each of our named executive officers (NEOs) during 2016. This discussion provides information and context to the compensation disclosures included in the accompanying compensation tables and corresponding narrative discussion and footnotes below, and it should be read in conjunction with those disclosures.

The following Dana executives are our NEOs for 2016:

Name	Title
James K. Kamsickas	President and Chief Executive Officer
Jonathan M. Collins	Executive Vice President and Chief Financial Officer
Rodney R. Filcek	Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer
Mark E. Wallace	Executive Vice President Dana, President of Dana Commercial Vehicle Driveline Technologies
Aziz S. Aghili	President, Off-Highway Drive and Motion Technologies
Robert D. Pyle	President, Light Vehicle Driveline Technologies

Mr. Collins was appointed Chief Financial Officer effective March 28, 2016. Mr. Filcek served as Interim Chief Financial Officer from December 1, 2015 to March 28, 2016.

We will first provide a brief executive overview of our compensation program and then discuss and analyze the following topics:

• Relationship between Dana’s Pay & Performance	• How Compensation Decisions are Made

• Elements of Executive Compensation Program	• Compensation Policies & Practices

Executive Overview

Dana Performance

Summarized below are key highlights of our financial performance for 2016:

The chart at the right shows our financial performance from the previous year.

In 2016, our adjusted EBITDA was $660M (11.3% of sales), an improvement of $8M or 50 bps from 2015.

In addition, our Diluted Adjusted Earnings Per Share of $1.94 was a significant improvement from $1.74 in 2015.

These achievements represent solid performance in 2016.

The compensation decisions made by our Compensation Committee with respect to 2016 reflect Dana’s performance relative to our expectations for the year despite the volatility of the global economy and the impacts to a number of end-markets we serve.

Below are some key points highlighting the alignment of our pay-for-performance program with value creation:

•

Based on Dana’s 2016 performance (using financial metrics approved by our Compensation Committee), our AIP paid an incentive award of 93% (consolidated results) of the target opportunity for our NEOs. The AIP has paid out below target each of the past four years.

•

For the three-year performance period ending in 2016, executives received no performance shares under the 2014 LTI grant (representing 27%-34% of total compensation) because both performance metrics (TSR and pre-tax ROIC) were below the threshold amount. In other words, because our results did not meet the goals we set in 2014, executive pay was substantially reduced. Based on performance over the last two years, we project no performance shares to be paid from the 2015 LTI grant as well.

•	As of December 31, 2016, the value of outstanding RSUs was 89% of the original grant value.

Dana’s Compensation Philosophy

Our compensation program is designed to balance short-term performance with long-term growth. Our compensation and benefits must be competitive with executive compensation arrangements provided to executive officers at similar levels at comparably-sized companies with whom we compete for talent. Dana’s executive compensation philosophy is reviewed annually by the Compensation Committee, and has the following key objectives:

✓       Reward performance – A substantial percentage of executive pay is performance-based and therefore at risk. Our pay programs reflect our “pay-for-performance” culture that aligns incentives with shareholder interests.

✓ Drive ownership mentality – We require executives to personally invest in Dana’s success through stock ownership guidelines that require executives to own a significant amount of our stock.

✓       Emphasize long-term incentive compensation – We share a portion of the value created for shareholders with those responsible for the results through our performance-based long-term incentive compensation plans. Performance Shares reward executives for superior TSR relative to the Dow Jones US Industrial Index and ROIC.

✓       Attract, retain and reward the best talent to achieve superior results – To be consistently better than our competitors, we need to recruit and retain superior talent that is able to drive superior results. We have structured our compensation program to motivate and reward these results.

Dana’s Executive Compensation Practices

Dana’s executive compensation program features many best practices that serve shareholder interests.

What We Do....	What We Don’t Do...

Base half of our long-term compensation on the achievement of objective, pre-established goals tied to financial, operational, and strategic measures.	No excise tax gross ups. No excessive perquisites. No hedging or pledging of Dana stock. No excessive change-in-control or executive severance provisions.
Award incentive compensation based on objective measures.
Apply an accelerated schedule to meet minimum stock ownership guidelines.
Maintain a clawback policy to recapture unearned incentive payments.
Retain an independent compensation consultant.

Include double trigger of vesting of equity awards and severance payments upon a change in control.

Say on Pay

Last year’s advisory vote on executive compensation (Say on Pay) was supported by our shareholders with 78% of the votes cast in favor of our pay practices. We appreciated the support of most of our shareholders, but recognize that the level of support was lower than what we traditionally receive. As a result, the Compensation Committee prepared an introductory letter to this CD&A to provide additional information about our executive pay program and how it aligns with Dana’s performance.

Relationship between Dana Pay & Performance

Comparator Compensation Data

One of the factors our Compensation Committee uses in setting executive compensation is an evaluation of how our target compensation and benefit levels compare to those of similarly-situated executives at companies that comprise our executive compensation peer group (Peer Group). Dana’s philosophy for senior executive pay, including NEO pay, is to target a range of +/- 15% of the 50th percentile of our Peer Group and general industry market data as provided by the Compensation Committee’s independent compensation consultant. In addition to market data, other factors such as an individual’s experience, responsibilities, and long-term strategic value to Dana are also considered when making recommendations and decisions on compensation.

The Peer Group used for benchmarking executive pay for all NEOs is made up of companies in similar industries (auto components, industrial machinery, construction and farm machinery, heavy trucks, and other durable goods manufacturers), of similar size range (as measured by annual revenue) and of similar complexity to Dana.

The Peer Group is reviewed by the Compensation Committee every year and modifications are made to ensure each company in the group meets the above comparison criteria. The companies shown in the table below comprise our Peer Group:

American Axle & Mfg Holdings	Lear Corp
BorgWarner, Inc.	The Manitowoc Company, Inc.
Cooper-Standard Holdings	Meritor, Inc.
Cooper Tire & Rubber Co.	Metaldyne Performance Group
Delphi Automotive	Navistar International Corporation
Dover Corp	Oshkosh Corporation
Flowserve Corp.	Tenneco Inc
Ingersoll-Rand PLC	Terex Corp
Joy Global Inc.	The Timken Company

In 2016, the Compensation Committee, upon analysis and review with its executive compensation consultants, made changes to the Peer Group. Cooper Tire & Rubber Co., Dover Corp, Flowserve Corp. and Metaldyne Performance Group were added to broaden the benchmarking of our compensation programs and practices and for purposes of evaluating pay for performance.

The table below shows that Dana’s revenue and market capitalization are close to the median of the Peer Group:

2016 Summary Statistics	Revenue (in millions)	Market Capitalization (in millions)
Median	$5,230	$2,316
Dana	$5,901	$2,429

*	Information in above table from S&P Research Insight over 12-month period ending June 2016.

Pay for Performance

We believe it is important to look at how NEO realizable pay compares to Dana’s performance as it represents the value of the awards NEOs actually or could potentially receive. The Compensation Committee and management analyzed the alignment between the pay of our NEOs and Dana’s three-year (2013-2015) performance relative to the Peer Group. A one-year period was considered for our CEO since Mr. Kamsickas was hired in 2015. The table below shows the characteristics that were used for the study:

Realizable Pay	&	Performance Measurement
Realizable Pay includes base salary, actual bonus payouts and theoretical gains of long-term incentive grants from 2013 through 2015 (“in-the-money” portion of options, all restricted stock awards/units granted and performance share/cash payouts). Long-term incentives include the value at the end of the period of the awards granted, which is not necessarily the value at vesting or exercise. Note that this differs from the summary compensation table pay, which represents the grant-date expected value of the awards.		For purposes of this analysis, the following financial metrics were used — cash flow, earnings before interest and taxes (EBIT), ROIC, and revenue growth.

The following graphs show the correlation between realizable pay and the financial performance measures indicated above:

•	Over a one-year period for Dana’s CEO, who was hired in 2015 and the CEOs in our Peer Group; and

•	Over a three-year period for Dana’s other NEOs and the other NEOs in our Peer Group.

Alignment of Cash Compensation with Performance

Chief Executive Officer

Alignment of Realizable Pay with Performance

Named Executive Officers

NEO Pay Mix

To align pay levels for our NEOs with Dana’s performance, our pay mix places the greatest emphasis on performance-based incentives. A significant majority (84% of our CEO’s target compensation and 73% of the average target compensation of our other NEOs) is performance-based.

Elements of 2016 Executive Compensation Program

Our annual executive compensation program has three primary pay components: Base salary, annual performance-based cash bonuses and long-term equity incentives. We also offer retirement and additional benefits.

COST TO DANA	ELEMENT	KEY CHARACTERISTIC	WHY WE PAY THIS ELEMENT	HOW WE DETERMINE THE AMOUNT

FIXED	Base salary	Fixed compensation payable in cash. Reviewed annually and adjusted when appropriate.	Provide base level of competitive cash compensation for attracting and retaining executive talent.	Experience, job scope, market data and individual performance.

VARIABLE	Annual cash incentive award	Variable compensation payable in cash based on performance-related financial and individual goals.	Motivate high performance and reward short-term Dana-wide, Business Unit and individual performance.	Corporate funding pool is based on financial performance metrics (EBIT, EBIT Margin and Working Capital Efficiency) and individual performance goals.

	Performance share awards	PSAs vest after the 3-year performance period based on financial metrics.	Align the interests of senior executives with long-term shareholder value and retain executive talent. Minimizes risk-taking behaviors for positive long-term results.	Target awards based on job scope, market data and individual performance. Earned awards based on our performance on financial metrics (TSR & ROIC) over 3-year period.

	Restricted stock units	RSUs vest on the 3rd anniversary of the grant date.

Intended to increase long-term equity ownership and to focus executives on providing shareholders with superior investment returns.

Vesting terms and ownership guidelines promote retention and a strong linkage to the long-term interests of shareholders.

Target award based on job scope, market data and individual performance.

Base Salary

We provide base salaries to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. Actual NEO salary levels and increases vary based on the NEO’s role, level of responsibility, experience, individual performance, future potential and market value. In addition, salary increases may be warranted because of a promotion or change in responsibilities.

Considering market-based positioning and each NEO’s individual performance, the Compensation Committee approved the 2016 annualized base salary adjustments (effective April 1, 2016) below:

NEO	2015 Salary	Action	2016 Salary
James K. Kamsickas	$1,100,000	0.0% Increase	$1,100,000
Jonathan M. Collins	N/A	N/A	$500,000
Rodney R. Filcek	$333,886	3.0% Increase	$343,903
Mark E. Wallace	$580,000	0.0% Increase	$580,000
Aziz S. Aghili	$515,000	0.0% Increase	$515,000
Robert D. Pyle	$462,000	4.3% Increase	$482,000

Mr. Filcek’s base salary above reflects pay as Chief Accounting Officer while acting as Interim Chief Financial Officer in early 2016. Compensation for Mr. Filcek was determined by Management during the annual compensation review process and not by the Compensation Committee. Mr. Pyle’s base salary was adjusted to align with base compensation comparable to similar positions within Dana’s peer group.

Annual Performance-Based Cash Incentive

Our performance-based annual bonus program, the Dana Annual Incentive Plan (AIP) is a cash-based plan intended to motivate and reward employees based on Dana-wide, business unit and individual performance that drive shareholder value.

The AIP covers approximately 2,500 employees, including our NEOs. At the beginning of each year, the Compensation Committee reviews and approves an annual cash bonus target for each NEO, as a percentage of base salary for the upcoming performance-period. The NEOs may earn from 0% to 200% of their target incentive opportunity. 80% of the incentive opportunity is based on actual consolidated, business unit financial performance, and 20% based on important strategic, operational and other personal performance goals. All performance related goals are approved by the Compensation Committee.

For our NEOs, the 2016 AIP target payout opportunities and results weightings are shown in the table below:

NEO	AIP Target Opportunity (% of Base Salary)	Performance Results Weighting
James K. Kamsickas	110%	100% Consolidated results
Jonathan M. Collins	75%	100% Consolidated results
Rodney R. Filcek	50%	100% Consolidated results
Mark E. Wallace	75%	100% Consolidated results
Aziz S. Aghili	70%	40% Consolidated; 60% Business Unit results
Robert D. Pyle	70%	40% Consolidated; 60% Business Unit results

There were no changes to the AIP Target Opportunity for any of the NEOs in 2016, as the target opportunity levels are within the competitive pay range for each position.

The 2016 AIP was based on four key performance metrics and designed to reward the achievement of performance goals at the consolidated, business unit and individual levels. The performance metrics were:

ANNUAL INCENTIVE PLAN METRICS	WEIGHTING
FINANCIAL PERFORMANCE METRICS
ADJUSTED EBIT*	60%	}
ADJUSTED EBIT MARGIN*	20%		80%
WORKING CAPITAL EFFICIENCY	20%

PERSONAL PERFORMANCE METRIC			20%

*	Earnings Before Interest, Taxes or “EBIT” (as adjusted for certain non-recurring transactions as approved by Compensation Committee).

Company Financial Metrics and Performance

EBIT and EBIT Margin are appropriate measures of our underlying earnings for 2016 and a good indication of our overall financial performance. Working Capital Efficiency is a key measure of operating efficiency and is calculated by dividing the net working capital by trade sales. Each quarter is weighted evenly to determine the overall Working Capital Efficiency result for the performance year.

To determine whether annual incentive awards are paid, performance for the year is measured against specified target levels for each financial and personal performance metric. The target for 100% annual incentive achievement was based on achieving the levels of EBIT, EBIT Margin and Working Capital Efficiency from the Company’s (and Business Unit’s) annual operating plan reflecting a level of performance, which at the time was anticipated to be challenging but achievable. The threshold level was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set well above the target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted.

Consolidated AIP Performance

The weighting, target performance, actual performance and payout of the 2016 AIP metrics at the consolidated level are as follows:

AIP Performance Metrics	Weight	Threshold	Target	Maximum	Actual	Payout (% of Target)
EBIT	60%	$366.0M	$457.5M	$526.1M	$452.7M	96%
EBIT Margin	20%	5.94%	7.42%	8.53%	7.76%	130%
Working Capital Efficiency	20%	32.9 days	29.6 days	25.8 days	31.7 days	46%
Weighted Payout for Consolidated Metrics:						93%

Business Unit AIP Performance

For Mr. Aghili, 60% of his AIP award is based on the weighted payout of the three performance metrics described above for the Off-Highway Drive and Motion Technologies business unit for which he is responsible. The weighted payout for EBIT, EBIT Margin and Working Capital Efficiency in the Off-Highway Drive and Motion Technologies business unit was 43% of Target.

For Mr. Pyle, 60% of his AIP award is based on the weighted payout of the three performance metrics described above for the Light Vehicle Driveline Technologies business unit for which he is responsible. The weighted payout for EBIT, EBIT Margin and Working Capital Efficiency in the Light Vehicle Technologies Driveline business unit was 109% of Target.

Personal Performance Metrics

The Compensation Committee reviews strategic, operational and other personal performance goals for the CEO and other NEOs. The CEO sets forth each of the NEOs personal goals (and the weighting of each goal), subject to approval by the Compensation Committee. The Compensation Committee sets the personal goals and weighting for the CEO. In 2016, these goals included improving Dana’s financial performance, sales growth, specific product delivery commitments, operational improvements and efficiencies, successful launches of new programs and due diligence success with acquisitions.

The levels of achievement (0%—200% of targeted goals) for the Personal Performance portion of the 2016 Annual Incentive award for each of our NEOs were Mr. Kamsickas (130%), Mr. Collins (112%), Mr. Wallace (115%), Mr. Aghili (95%) and Mr. Pyle (128%). Mr. Filcek’s annual incentive award opportunity is based on the AIP financial goals indicated above.

2016 Annual Incentive Plan Results

The annual incentive payment for 2016, based on the financial and personal performance metrics shown above, for the NEOs are shown in the table below:

NEO	2016 AIP Award
James K. Kamsickas	$1,222,100
Jonathan M. Collins	$277,285
Rodney R. Filcek	$159,915
Mark E. Wallace	$421,950
Aziz S. Aghili	$252,350
Robert D. Pyle	$364,392

The AIP award shown above for Mr. Collins was prorated based on his period of employment in 2016. The performance and payout range (threshold, target and maximum incentive opportunity) of annual cash incentives for reaching 2016 performance goals under the 2016 AIP for each of our NEOs is provided in the table titled “Grants of Plan-Based Awards.” The actual award paid, as shown in the table above, is also provided in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-Term Incentive Program (LTIP)

We provide long-term incentive awards to approximately 150 senior management employees, including our NEOs. We believe that our long-term incentive awards serve an important role by balancing short-term goals with long-term shareholder value creation and minimizing risk-taking behaviors that could negatively affect long-term results. All long-term incentive awards are made under the 2012 Dana Holding Corporation Omnibus Incentive Plan (the Plan).

Similar to the other elements of compensation, at the beginning of the performance period, the Compensation Committee approves the amount of the long-term incentive award, which is based on a percentage of the NEO’s base salary. Each NEO’s award opportunity is based on a target dollar value assigned to his or her position based on market comparisons for similar positions, using both peer group and general industry market data. The target levels for the NEOs are shown in the table below:

	2016 LTIP Target Opportunity
NEO	Number of Performance Shares		Number of Restricted Share Units
James K. Kamsickas	175,224		175,224
Jonathan M. Collins(1)	0		0
Rodney R. Filcek	0	(2)	10,011
Mark E. Wallace	50,000		50,000
Aziz S. Aghili	38,605		38,605
Robert D. Pyle	34,632		34,632
All Performance Shares and RSUs cliff vest after a three—year period.

(1)	Mr. Collins (hired in 2016) was not included in the 2016 LTI Plan grant; however, he received a grant of 18,436 RSUs on his date of hire which vest on his one year anniversary date.

(2)	Mr. Filcek’s 2016 target opportunity for the LTI plan is paid in the form of Performance Cash of $133,555.

There were no changes to the LTIP Target Opportunity (in terms of a percentage of base salary) for any of the NEOs in 2016, as the target opportunity levels are within the competitive pay range of each position. The value of Performance Share awards and RSUs granted to each of our NEOs in 2016 is shown in the “Summary Compensation Table” below.

As shown in the table above, the mix of equity incentives for our NEOs is 50% Performance Shares and 50% RSUs. We believe both Performance Shares and RSUs are forms of performance-based incentive compensation because Performance Shares provide direct alignment with shareholder interests and the value of RSUs fluctuates based on stock price performance.

Performance Share awards are tied to the achievement of two performance measures, each weighted equally: TSR and ROIC. Each metric has a performance range that can result in Performance Share awards of 0% to 200% of the target opportunity. TSR is a metric that directly aligns executive pay and value creation for shareholders and is measured relative to the Dow Jones US Industrial Index. ROIC ensures management uses the Company’s capital in an effective manner that drives shareholder returns and is well aligned with, and different from, the performance measures used in the AIP. Furthermore, the value of Performance Shares is also tied to the Company’s stock price performance, which aligns the executives’ interests with those of shareholders.

To receive both Performance Share awards and RSUs, the executive must remain employed with Dana for three years from the grant date, unless the NEO attains retirement age (at least age 60 with at least 10 years of service, or at least age 65) whereby a prorated award is paid.

Equity awards granted to each of our NEOs are shown in the “Grants of Plan-Based Awards” table and “Summary Compensation Table” below.

2014 LTIP Performance (3-year performance period ending December 31, 2016)

The weighting, target performance, actual performance and payout of the 2014 LTIP metrics are provided in the table below. Performance from the three-year period ending December 31, 2016, based on the two metrics, resulted in no Performance Share awards paid to the CEO and NEOs in 2016.

Performance Measures (and weighting) for LTI Performance Shares	2014-2016 Goals			2014-2016 Performance	2016 Actual Award
	Threshold	Target	Maximum	Actual
Total Shareholder Return (50%)	25th Percentile	50th Percentile	80th Percentile	19th Percentile	0%
Pre-Tax ROIC (50%)	18.3%	20.1%	21.1%	15.9%	0%
Weighted Payout:					0%

For the 2014-2016 performance period, our share price underperformed relative to our TSR index (Dow Jones U.S. Industrial Index), and given challenging economic conditions in certain areas outside the U.S. and currency fluctuations, our ROIC during the performance period fell below the threshold limit set in 2014.

Other Elements of Compensation

To remain competitive with other companies and to attract, retain, and motivate highly talented executives, we offer perquisites and a benefits package.

Executive Perquisites Plan

We have adopted an Executive Perquisites Plan that provides an annual cash allowance to eligible employees (including our NEOs) in lieu of individual executive perquisites. We provide a fixed cash allowance as part of a competitive pay package to assist in recruiting and retaining talented executives. A cash-based program is preferred in lieu of programs such as car allowances, club memberships, and tax and financial planning typically provided in a company-managed executive perquisite program, which can be administratively burdensome and costly. In addition, our cash perquisite program is a taxable benefit paid on a semi-monthly basis and, unlike some managed perquisite programs, we do not provide tax gross-up payments to cover applicable taxes on the allowance. Our CEO is entitled to $50,000 annually and the remaining NEOs are each entitled to $35,000 annually. Mr. Filcek’s annual cash perquisite allowance is $25,000.

International Assignment Benefits

We maintain an International Assignment Policy for certain employees who accept an international assignment at the request of Dana. The benefits under this program generally include some or all of the following benefits as needed: cost of living allowance, location premium, relocation allowance, housing allowance, transportation allowance, tax preparation, assignment completion payment, repatriation allowance and annual home leave. Messrs. Aghili and Pyle received benefits under this program in 2016.

For more information on the benefits provided to Messrs. Aghili and Pyle, see the “Summary Compensation Table” and related footnotes below.

Special One-Time Equity Grant—Rodney R. Filcek

The Compensation Committee awarded Mr. Filcek a one-time grant of 12,000 RSUs for his dedicated efforts in serving as Dana’s Interim Chief Financial Officer while maintaining his duties and responsibilities as Chief Accounting Officer.

Health & Welfare—Wellness Benefits

We also provide other benefits such as medical, dental, life insurance, accidental disability and dismemberment insurance, short-term disability, and long-term disability to our NEOs, which are also provided to all eligible US-based salaried employees. Eligible employees can purchase additional life, dependent life, and accidental death and dismemberment coverage as part of their employee benefits package. Our NEOs and certain other manager-level employees may also purchase supplemental long-term disability insurance.

As part of our employee health and wellness benefit initiative, we provide an executive physical program to certain executives, including Messrs. Kamsickas, Collins, Wallace, Aghili and Pyle. The benefit provides an annual routine wellness examination and physical at a cost to Dana not to exceed $2,500.

Retirement Benefits

We maintain a tax-qualified, “safe harbor” 401(k) plan for our employees, including the NEOs. Eligible participants may make voluntary contributions to the plan up to Internal Revenue Code limits. Dana makes matching contributions and a discretionary fixed contribution to each eligible employee’s 401(k) plan account. We match 100% of the employee’s contributions up to 3% of compensation and 50% of the employee’s contributions from 3% to 5% of compensation, providing a maximum employer match of 4% of compensation to an employee. The discretionary company fixed contribution is 3.5% of an employee’s compensation into the 401(k) plan.

We maintain a non-qualified savings plan (restoration plan), to which we credit amounts to participants, including our NEOs, that we would have otherwise provided as matching and fixed contributions under the 401(k) plan if IRS statutory limits on 401(k) plan contributions had not been applicable.

We maintain a non-qualified defined contribution Supplemental Executive Retirement Plan (SERP) for certain executives, including our NEOs. We believe that the SERP enables us to provide our NEOs with a competitive retirement program in line with our peers. A portion of the SERP benefit is based on our performance. Mr. Filcek is not eligible to participate in the Dana SERP.

We maintain a non-qualified deferred compensation plan that allows eligible employees, including our NEOs, to defer base salary and/or incentive pay to be paid at a future date. For more information regarding our non-qualified retirement programs, see the narrative following the “Nonqualified Deferred Compensation” table.

How Compensation Decisions are Made

Role of the Compensation Committee and CEO

The Compensation Committee of the Board of Directors assists the Board in fulfilling its obligations related to the compensation of Dana’s executive officers and, in general, with respect to compensation and benefits programs relating to all employees. Our current Compensation Committee consists of a chairman and independent directors who are appointed annually by the Board. Under its Charter, the Compensation Committee must have a minimum of three members who meet the requirements for independence as set forth by the Securities and Exchange Commission (SEC), the New York Stock Exchange (NYSE) and our Standards of Director Independence. Members of the Committee must also qualify as “non-employee directors” within the meaning of Exchange Act Rule 16b-3 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

The Compensation Committee members during 2016 were: Keith E. Wandell (Chairman), R. Bruce McDonald and Virginia A. Kamsky, who replaced Joseph C. Muscari (who unexpectedly passed away in September 2016).

The Compensation Committee’s responsibilities include, but are not limited to, reviewing our executive compensation philosophy and strategy, participating in the performance evaluation process for our CEO, setting base salary and incentive opportunities for our CEO and other senior executives, establishing the overarching pay philosophy for Dana’s management team, establishing incentive compensation and performance goals and objectives for our executive officers and other eligible executives and management, and determining whether performance objectives have been achieved. The Compensation Committee also recommends to the Board employment and severance agreements for our CEO and other senior executives. Executive sessions are held by the Compensation Committee without the participation of any member of executive management, including the NEOs. Each year, the Compensation Committee reviews the performance and total compensation package of our NEOs. The Compensation Committee reviews and establishes each NEO’s total target and actual compensation for the current year, which includes base salary, annual bonus opportunities and long-term incentive awards.

Our CEO is responsible for making recommendations to the Compensation Committee regarding base salary and incentive opportunity for the NEOs other than with respect to his own compensation.

Compensation decisions are made by the Compensation Committee using its sole judgment. The Compensation Committee focuses primarily on each NEO’s performance against his or her financial and strategic objectives, our overall performance, and a Business Unit’s performance where applicable—while reserving discretion to reflect the overall business performance.

Role of the Independent Compensation Consultant

The Compensation Committee’s charter states the Compensation Committee may retain outside compensation consultants, lawyers or other advisors. The Compensation Committee retains an independent consultant, Mercer (US) Inc. (Mercer), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (MMC), to advise it on certain compensation matters. The Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultants of its choosing.

In connection with the Compensation Committee’s engagement of Mercer, the Compensation Committee considered factors relevant to Mercer’s independence, including six factors specified by NYSE rules, and determined that its work does not raise any conflict of interest. The Compensation Committee requested Mercer’s advice on a variety of issues, including compensation strategy, market comparisons, review of our peer group, pay and performance alignment versus industry peers, executive pay trends, stock ownership guidelines, compensation best practices and potential compensation plan designs and modifications.

Mercer provided the Peer Group and general industry compensation data to management and the Compensation Committee and it was used as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for all of the NEOs at the beginning of 2016.

In addition to its services for the Compensation Committee, separate and distinct from executive and director compensation consulting services, Mercer provided select services for Dana in various other capacities in 2016. Those services included international benefits pooling consulting and other global compensation consulting where Mercer data was most relevant in a given country. These other services were not approved by our Board of Directors or the Compensation Committee because they relate to broad-based compensation and benefit plans. Our management used Pay Governance LLC (Pay Governance) for executive compensation advice.

Compensation Policies & Practices

Dana’s Stock Ownership Guidelines

The Compensation Committee adopted stock ownership guidelines for our NEOs to encourage executives to own a significant number of shares of our common stock. The stock ownership guidelines are calculated based on a multiple of the executive’s annual base salary.

We require the NEOs to achieve the required percentage of the targeted stock ownership levels on a schedule from two to five years of being promoted or named to the applicable executive position. The table below shows the schedule in attaining the targeted amount of stock ownership:

		Percentage of Ownership Guideline to Satisfy
Title	Minimum Investment	2 Years	4 Years	5 Years

President and Chief Executive Officer	5 x Base Salary	40%	80%	100%
Other NEOs	3 x Base Salary	40%	80%	100%

All of the NEOs have met or exceeded the ownership requirements according to the above schedule as established under our guidelines. Mr. Filcek is not required to meet the stock ownership guidelines.

Clawback Provisions

To mitigate risk to Dana of paying either annual or long-term incentives based on faulty financial results, we have a policy (Clawback Policy) regarding adjustment of performance-based compensation in the event of a restatement of our financial results. It provides that the Compensation Committee will review all bonuses and other compensation paid or awarded to our executive officers based on the achievement of corporate performance goals during the period covered by a restatement. If the amount of such compensation paid or payable to any executive officer based on the originally reported financial results differs from the amount that would have been paid or payable based on the restated financial results, the Compensation Committee makes a recommendation to the independent members of the Board as to whether to seek recovery from the executive officer of any compensation exceeding that to which he or she would have been entitled based on the restated results. In the case of Mr. Kamsickas, his executive employment agreement sets forth clawback provisions in addition to the Clawback Policy described above. These additional clawback provisions are described below under “Executive Agreements.”

Hedging & Pledging of Dana Stock

Under the terms of our “Insider Trading Policy,” no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in Dana’s stock price. Similarly, no employee or director may enter into hedging transactions in Dana’s stock. Such transactions include, and are not limited to, short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps or collars) or other speculative transactions relating to Dana’s stock. Pledging of Dana’s stock is also prohibited.

Equity-Based Grant Practices

Under our equity-based grant practices, we make regular equity-based grants to eligible employees, including NEOs, in the first quarter of the calendar year at a regularly scheduled meeting of the Compensation Committee. Under our current practice, the exercise price, in the case of any stock options, is the closing price of our common stock on the NYSE on the day of the grant. We also may award equity-based grants during the year to newly-hired executive officers as part of their compensation package or to executives based on a promotion during the year. In the case of equity-based grants to newly-hired employees who may be executive officers within the meaning of Section 162(m) of the Internal Revenue Code, or officers subject to Section 16 of the Exchange Act, including NEOs, the grants are authorized by the Compensation Committee.

Mitigation of Potential Risk in Pay Programs

The Compensation Committee has reviewed our compensation policies and practices and determined that none are reasonably likely to have a material adverse effect on Dana. To avoid excessive risk-taking behaviors, Dana has put in place several mechanisms, including, but not limited to:

•	Stock ownership guidelines;

•	Caps on annual incentive payouts;

•	Financial performance-based annual incentive program;

•	Long-term incentive awards (which are delivered primarily in the form of equity);

•	Mix of multiple types of awards;

•	Use of multiple metrics to determine annual and long-term incentive payouts; and

•	Clawback and anti-hedging and pledging policies.

CEO Employment Agreement

Our Compensation Committee determined it is market practice to offer an executive employment agreement to the President and Chief Executive Officer. Terms of the employment agreement for Mr. Kamsickas can be found in the CEO Employment Agreement section below. No other NEO has an employment agreement.

Severance Arrangements

We have adopted both an executive severance plan (Executive Severance Plan) and a change in control severance plan (Change in Control Plan). Each of our current NEOs participates in these plans. These arrangements provide certainty to both Dana and the former executive as to their rights and obligations to each other, including restrictive covenants and non-compete agreements.

Executive Severance Plan

The Executive Severance Plan provides severance compensation to eligible executives whose employment is involuntarily terminated other than by reason of death, disability or cause prior to a change in control.

Change in Control Plan

We have also adopted the Change in Control Plan to provide severance benefits to eligible executives whose employment is terminated as a result of a change in control. Each of our current NEOs is eligible to participate in the plan. We believe that such a plan helps to both attract and retain executives by reducing the personal uncertainty that arises from the possibility of a future business combination or restructuring. Dana believes that the Change in Control Plan helps to increase shareholder value by encouraging the executives to consider change in control transactions that are in the best interest of Dana and its shareholders, even if the transaction may ultimately result in termination of their employment. The plan contains a “double-trigger” provision (i.e. termination of employment after a change in control) in vesting of equity awards and for distributing severance payments in the event of any change in control. No excise tax gross-up is provided under this plan.

Additional information on the terms and conditions of these plans as they relate to our NEOs is described in the section entitled “Potential Payments and Benefits upon Termination or Change in Control” below.

Impact of Accounting and Tax Treatments

Deductibility of Executive Compensation

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation in excess of $1 million per year paid to our NEOs (other than the CFO). This limitation generally does not apply to compensation that is considered “performance-based.” It is our Compensation Committee’s position that in administering the “performance-based” portion of Dana’s executive compensation program, it will attempt to satisfy the requirements for deductibility under Section 162(m).

Accounting for Stock-Based Compensation

We account for stock-based payments under our equity-based plans in accordance with the requirements of FASB ASC Topic 718. Further information about this accounting treatment can be found in Note 10 to the Consolidated Financial Statements in Dana’s Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Compensation Committee

Keith E. Wandell, Chairman

R. Bruce McDonald

Virginia A. Kamsky

February 15, 2017

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our President and CEO, Executive Vice President and CFO, our interim CFO and our three other most highly compensated executive officers serving at the end of the fiscal year ended December 31, 2016 (collectively, the named executive officers) for services rendered during the years stated in all capacities to Dana and our subsidiaries.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year(2)	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)		Option Awards ($)	Non-Equity Incentive Plan Compensation(8) ($)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)(9)	Total ($)
James K. Kamsickas	2016	1,100,000	500,000	6,230,479	(5)	0	1,222,100	0	312,760	9,365,339
President and Chief Executive Officer	2015	430,833	500,000	3,647,879		0	612,000	0	82,970	5,273,682
Jonathan M. Collins	2016	381,944	0	253,307		0	277,285	0	83,061	995,597
Executive Vice President and Chief Financial Officer
Rodney R. Filcek	2016	341,399	0	283,491	(6)	0	159,915	0	61,363	846,168
Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer	2015	331,455	0	133,516		0	199,589	0	63,113	727,673
Aziz S. Aghili	2016	515,000	0	1,047,908		0	252,350	0	1,570,386	3,385,644
President, Off-Highway Drive and	2015	508,125	0	1,044,691		0	694,552	0	1,103,260	3,350,628
Motion Technologies	2014	460,000	0	931,976	(7)	0	761,461	0	725,744	2,879,181
Mark E. Wallace	2016	580,000	0	1,357,697		0	421,950	0	191,277	2,550,924
Executive Vice President Dana,	2015	576,250	0	1,321,625		0	781,324	0	190,166	2,869,365
President, Commercial Vehicle	2014	565,000	0	1,316,432	(7)	0	951,560	0	209,099	3,042,091
Driveline Technologies
Robert D. Pyle	2016	477,000	0	939,503		0	364,392	0	186,589	1,967,484
President, Light Vehicle Driveline Technologies

Footnotes:

(1)	The latest position held by the named executive officer as of December 31, 2016. As noted above, Mr. Filcek served as our interim Chief Financial Officer from December 1, 2015 to March 28, 2016.

(2)	We have disclosed full year compensation only for those years during which the executive was a named executive officer.

(3)	This column includes a sign-on bonus provided to Mr. Kamsickas as part of his executive employment agreement upon commencement of employment with Dana and upon his first anniversary with Dana as discussed in the “CEO Employment Agreement” section below.

(4)	With respect to the 2016, 2015 and 2014 grants, this column shows the grant date value of the performance share and restricted stock unit awards computed in accordance with FASB ASC Topic 718. Also included in this column are dividend equivalent units earned in 2016. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 10 of the Notes to the Consolidated Financial Statements in Dana’s Annual Report on Form 10-K for the year ended December 31, 2016. See the “Grants of Plan-Based Awards” table below for information on awards made in 2016. See the “Outstanding Equity Awards at Fiscal Year-End” table for information on the market value of shares not vested as of December 31, 2016. The values of the performance-based share awards at the grant date if the highest level of performance conditions were to be achieved would be as follows: Mr. Kamsickas—$4,674,976; Mr. Aghili—$1,029,981; Mr. Wallace—$1,334,000; Mr. Pyle—$923,982.

(5)	Mr. Kamsickas’ total also includes a new-hire grant award in accordance with his Executive Agreement, valued at $1,500,000.

(6)	Mr. Filcek’s total also includes a one-time recognition award of 12,000 RSUs.

(7)	Based upon the financial performance for the three-year period ending December 31, 2016, the 2014 Long Term Incentive Plan’s (LTI) performance shares that were granted in 2014 resulted in zero payout as summarized below:

Name	Total 2014 LTI Grant Value	Value of Restricted Stock Units	Value of Performance Shares	Actual Payout of Performance Shares
Aziz Aghili	$931,976	$471,985	$459,991	$0
Mark Wallace	$1,316,432	$666,683	$649,749	$0

Messrs. Kamsickas and Collins did not participate in the 2014 LTI since they were hired after the grant date and were not awarded performance shares. Mr. Filcek was awarded performance cash from the 2014 LTI; however actual payout was zero. Mr. Pyle was awarded performance shares from the 2014 LTI, similar to Messrs. Aghili and Wallace, which too resulted in no payout.

(8)	This column shows the cash incentive awards earned for performance under our 2016 Annual Incentive Program (AIP). For years 2015 and 2014, the award shown includes cash incentive awards from the respective Annual Incentive Program and the Long Term Incentive Performance Cash program payable in the reported year.

(9)	The total values shown for the individuals during 2016 include perquisites and benefits set forth below. See the “Compensation Discussion and Analysis” section above regarding our executive perquisites allowance:

a.	James K. Kamsickas—$50,000 for perquisite allowance; $19,875 for contributions to Dana Retirement Savings Plan (401K); $108,525 for credits to Dana Restoration Plan; $126,259 representing the change in value of the supplemental executive retirement plan; $5,582 for life benefits (including AD&D and group variable universal life insurance); $1,524 for business-related spousal travel, and $995 for executive physical.

b.	Jonathan M. Collins—$26,736 for perquisite allowance; $19,875 for contributions to Dana Retirement Savings Plan (401K); $8,771 for credits to Dana Restoration Plan; $27,375 representing the change in value of the supplemental executive retirement plan; and $304 for life benefits (including AD&D and group variable universal life insurance).

c.	Rodney R. Filcek—$25,000 for perquisite allowance; $19,875 for contributions to Dana Retirement Savings Plan (401K); $14,244 for credits to Dana Restoration Plan; and $2,244 for life benefits (including AD&D and group variable universal life insurance).

d.	Aziz S. Aghili—$35,000 for perquisite allowance; $19,875 for contributions to Dana Retirement Savings Plan (401K); $45,950 for credits to Dana Restoration Plan; $76,395 representing the change in value of the supplemental executive retirement plan; $1,903 for life benefits (including AD&D and group variable universal life insurance); $2,600 for executive physical; and $1,388,663 for international assignment benefits which includes a tax gross-up payment of $93,060.

e.	Mark E. Wallace—$35,000 for perquisite allowance; $19,875 for contributions to Dana Retirement Savings Plan (401K); $49,986 for credits to Dana Restoration Plan; $83,611 representing the change in value of the supplemental executive retirement plan; $1,107 for life benefits (including AD&D and group variable universal life insurance); and $1,698 for business-related spousal travel.

f.	Robert D. Pyle—$35,000 for perquisite allowance; $19,875 for contributions to Dana Retirement Savings Plan (401K); $50,075 for credits to Dana Restoration Plan; $72,555 representing the change in value of the supplemental executive retirement plan; $950 for life benefits (including AD&D and group variable universal life insurance); $331 for business-related spousal travel; and a tax gross-up payment of $7,803 for international assignment benefits.

The following table contains information on grants of awards to named executive officers in the fiscal year ended December 31, 2016 under the 2012 Dana Holding Corporation Omnibus Incentive Plan.

Grants of Plan-Based Awards at Fiscal Year-End

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James K. Kamsickas	Performance Share Award	3/23/2016				43,806	175,224	350,448				2,337,488
	Restricted Stock Unit Award	3/23/2016							286,936			3,892,991
	Annual Incentive Plan		302,500	1,210,000	2,420,000
Jonathan M. Collins	Restricted Stock Unit Award	3/28/2016							18,671			253,307
	Annual Incentive Award		71,465	285,861	571,721
Rodney R. Filcek	Performance Cash Award	3/23/2016	33,389	133,555	267,110
	Restricted Stock Unit Award	3/23/2016							22,548			283,491
	Annual Incentive Plan		42,988	171,951	343,902
Aziz S. Aghili	Performance Share Award	3/23/2016				9,651	38,605	77,210				514,991
	Restricted Stock Unit Award	3/23/2016							39,885			532,917
	Annual Incentive Plan		90,125	360,500	721,000
Mark E. Wallace	Performance Share Award	3/23/2016				12,500	50,000	100,000				667,000
	Restricted Stock Unit Award	3/23/2016							51,692			690,697
	Annual Incentive Plan		108,750	435,000	870,000
Robert D. Pyle	Performance Share Award	3/23/2016				8,658	34,632	69,264				461,991
	Restricted Stock Unit Award	3/23/2016							35,740			477,512
	Annual Incentive Plan		84,350	337,400	674,800

Footnotes:

(1)	These columns reflect the potential payments for each of the named executive officers under our 2016 Annual Incentive Plan (AIP). As discussed in the AIP section of the “Compensation Discussion and Analysis” above, the actual payout for the 2016 AIP consolidated metrics was 93% of target based on 2016 performance against established metrics. Refer to the “Non-Equity Incentive Compensation Plan” column of the “Summary Compensation Table” for individual pay-out amounts. Refer to the 2016 AIP portion of the “Compensation Discussion and Analysis” section above for additional information on such program, including the performance targets that correspond to the potential payments listed. The amounts reflected for Mr. Filcek include both the 2016 AIP award and the performance cash portion at fifty percent (50%) of the 2016 LTIP grant which cliff vests at the end of the three-year performance period. The amounts reflected for Mr. Collins are prorated based on his days of employment in 2016.

(2)	These columns reflect the potential issuance of shares for each of the named executive officers under the Performance Share component of the 2016 Long-Term Incentive Plan (LTIP). As discussed in the LTI Awards section of the “Compensation Discussion and Analysis”, performance shares account for fifty percent (50%) of the 2016 LTIP and cliff vest at the end of the three-year period based on performance against established metrics. Refer to the 2016 LTI Awards portion of the “Compensation Discussion and Analysis” section above for additional information on such program, including the performance targets that correspond to the potential pay-outs listed.

(3)	This amount represents the number of restricted stock units granted under the Restricted Stock Unit component of the 2016 LTIP and the dividend equivalent units granted in 2016. As discussed in the “LTI Awards” section of the “Compensation Discussion and Analysis”, restricted stock units accounted for fifty percent (50%) of the 2016 LTIP. The restricted stock units cliff vest three (3) years from the date of grant. Mr. Kamsickas’ total also includes a grant of 107,758 RSUs in accordance with his CEO Employment Agreement, valued at $1,500,000. Mr. Collins was not included in the 2016 LTIP; however, he received a grant of RSUs on his date of hire as shown above. Mr. Filcek’s total also includes a one-time recognition award of 12,000 RSUs.

(4)	This column represents the fair value (at grant date) of performance shares, restricted stock units and dividend equivalents granted to each of the named executive officers in 2016. The value of the performance share and restricted stock unit grants is calculated using the closing stock price on the date of grant. The performance share grants assume a target level of performance. The value of the dividend equivalents is calculated using the closing stock price on each quarterly dividend payment date.

The following table provides information on stock option, performance share and restricted stock unit grants awarded pursuant to the Plan for each named executive officer that were outstanding as of December 31, 2016. Each outstanding award is shown separately. The market value of the stock awards is based on the closing market price of Dana common stock on December 30, 2016 of $18.98 per share.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
James K. Kamsickas					177,467	(1)	3,368,324	205,013	(7)	3,891,147
					100,494	(2)	1,907,376	24,515	(8)	465,299
Jonathan M. Collins					18,671	(3)	354,376
Rodney R. Filcek	23,470		10.00	4/16/2018	10,138	(1)	192,419
	30,000		0.51	3/18/2019	12,206	(4)	231,670
	10,615		11.27	3/20/2020	5,996	(5)	113,804
	7,752		17.80	2/23/2021	6,183	(6)	117,353
	9,023		15.96	2/21/2022
	10,966		16.19	2/25/2023
Aziz S. Aghili	5,846		17.80	2/23/2021	39,098	(1)	742,080	45,168	(7)	857,289
	22,702		15.96	2/21/2022	23,827	(5)	452,236	5,784	(9)	109,776
	40,376		16.19	2/25/2023	22,600	(6)	428,948	0	(10)	0
Mark E. Wallace	16,012		15.96	2/21/2022	50,639	(1)	961,128	58,501	(7)	1,110,349
	37,972		16.19	2/25/2023	30,064	(5)	570,615	7,297	(9)	138,502
					31,926	(6)	605,955	0	(10)	0
Robert D. Pyle	20,000		14.67	5/1/2022	35,074	(1)	665,705	40,520	(7)	769,070
	21,029		16.19	2/25/2023	20,357	(5)	386,376	4,942	(9)	93,790
					18,916	(6)	359,026	0	(10)	0

Footnotes:

(1)	Restricted stock units granted on March 23, 2016 to cliff vest on March 23, 2019.

(2)	Restricted stock units granted on August 11, 2015 to cliff vest on August 11, 2018.

(3)	Restricted stock units granted on March 28, 2016 to cliff vest on March 28, 2017.

(4)	Restricted stock units granted on February 24, 2016, to cliff vest on February 24, 2017.

(5)	Restricted stock units granted on February 24, 2015 to cliff vest on February 24, 2018.

(6)	Restricted stock units granted on February 25, 2014 to cliff vest on February 25, 2017.

(7)	Performance shares granted on March 23, 2016 to cliff vest after 3-year performance period.

(8)	Performance shares granted on August 11, 2015 to cliff vest after 3-year performance period.

(9)	Performance shares granted on February 24, 2015 to cliff vest after 3-year performance period.

(10)	No performance shares were awarded from the February 25, 2014 grant due to plan performance.

(11)	For the performance shares granted in 2016, the amounts in this column reflect the fair market value of 117% of the performance shares granted (i.e., performance achieved during 2016) based on the closing stock price of $18.98 on December 30, 2016 plus $1.00. For the performance shares granted in 2015, the amounts in this column reflect the fair market value of 25% of the performance shares granted (i.e., threshold performance) based on the closing stock price of $18.98 on December 30, 2016. For the performance shares granted in 2014, the amounts in the is column reflect actual performance for the performance period ending December 31, 2016 (i.e., performance below threshold).

The following table provides information concerning the exercise of stock options, stock appreciation rights and the vesting of performance share units and restricted stock units, during the fiscal year ended December 31, 2016, for each of the named executive officers.

Options Exercised and Stock Vested During Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James K. Kamsickas			107,758	$1,499,991
Jonathan M. Collins
Rodney R. Filcek			5,194	$62,588
Aziz S. Aghili			19,129	$230,504
Mark E. Wallace			26,986	$325,181
Robert D. Pyle			9,963	$120,054

Footnotes:

(1)	These values represent the vesting of restricted stock units and were determined by using the closing prices of our common stock on the New York Stock Exchange on such vesting dates.

The following table provides information on the nonqualified deferred compensation of the named executive officers with respect to the fiscal year ended December 31, 2016.

Nonqualified Deferred Compensation at Fiscal Year-End

Name	Dana credits in 2016 ($)		Aggregate earnings in 2016 ($)		Aggregate Withdrawals / Distributions in 2016 ($)	Aggregate Balance on 12/31/16 ($)
James K. Kamsickas	$233,501	(1)	$2,245		0	$273,842
Jonathan M. Collins	$36,146	(1)	$0		0	$36,146
Rodney R. Filcek(4)	$14,244	(1)	$3,020		0	$94,005
Aziz S. Aghili	$110,019	(1)	$25,751		0	$571,532
Mark E. Wallace	$117,984	(1)	$36,873	(2)	0	$1,340,203	(3)
Robert D. Pyle	$118,159	(1)	$32,985		0	$604,191

Footnotes:

(1)	Includes credit for employer fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan and credit for the supplemental executive retirement plan described below. This credit is also reflected in footnote 9 of the “Summary Compensation Table” above.

Restoration Plan Company Credits		Supplemental Executive Retirement Plan Credits
James K. Kamsickas	$108,525	James K. Kamsickas	$124,976
Jonathan M. Collins	$8,771	Jonathan M. Collins	$27,375
Rodney R. Filcek	$14,244	Rodney R. Filcek	$0	(4)
Aziz S. Aghili	$45,950	Aziz S. Aghili	$64,069
Mark E. Wallace	$49,986	Mark E. Wallace	$67,998
Robert D. Pyle	$50,075	Robert D. Pyle	$68,084

(2)	Includes earnings on employee deferrals in the deferred compensation plan.

(3)	Includes deferred compensation plan balance.

(4)	Mr. Filcek does not participate in the supplemental executive retirement plan.

Retirement Plans

Dana maintains a non-qualified supplemental executive retirement plan for certain executives, including the named executive officers. Under the terms of the supplemental executive retirement plan, Dana established unfunded notional defined contribution accounts subject to the claims of Dana’s general creditors. Each participant account will be credited on an annual basis as follows: (a) fixed employer credits—equal to 3.5% of compensation; and (b) discretionary employer credits—based on Dana’s sole discretion and company performance not to exceed 4% of compensation. Dana credits the accumulated balance of each account with an annualized compounded rate of return of 5%. Participants are fully vested after five (5) years of service or upon death, disability or Change in Control.

Dana also maintains a non-qualified deferred compensation plan that allows certain executives to defer base pay and/or incentive pay into unfunded notional accounts subject to the claims of Dana’s general creditors.

CEO EMPLOYMENT AGREEMENT

James K. Kamsickas

Mr. Kamsickas became President and Chief Executive Officer and a member of the Board of Directors of the Company effective August 11, 2015. Under the terms of the agreement in connection with his appointment as President and Chief Executive Officer, Mr. Kamsickas is entitled to the following:

•	Annual base salary;

•	Upon the achievement of target-level performance, an annual bonus of one hundred ten percent (110%) of his annual base salary;

•	Eligible for annual grants pursuant to the long-term incentive program under Dana’s 2012 Omnibus Incentive Plan to be valued at four hundred twenty-five percent (425%) of his annual base salary;

•

A special grant of common stock valued at $5,000,000 granted thirty percent (30%) on the first anniversary of his effective date of hire, thirty-five percent (35%) to be granted on the second anniversary of his effective date of hire, and thirty-five percent (35%) to be granted on the third anniversary of his effective date of hire;

•	The final installment of $500,000 of a sign-on cash award paid on the first anniversary of his effective date of hire; and

•	All of Dana’s benefit plans or arrangements in effect from time to time with respect generally to senior executives.

Mr. Kamsickas’ employment agreement is for an initial term of three (3) years, subject to extension at the end of the term for additional one-year terms. Pursuant to his employment agreement and in lieu of his participation in the Executive Severance Plan, if the Company involuntarily terminates Mr. Kamsickas’ employment without cause (as defined below) (and not due to disability) or he voluntarily terminates his employment for good reason (as defined below), subject to his execution and non-revocation of a release of claims, he would be entitled to (i) severance in an amount equal to twenty-four (24) months of base salary, payable in regular payroll installments over the twenty-four (24) month period commencing on the date of termination, (ii) a bonus for the year of termination based on actual performance under the annual incentive program and a bonus for the calendar year after termination at the target amount, both payable when annual bonuses are paid to other senior executives, (iii) medical, dental, prescription drug, basic life insurance and employee assistance program benefits for twenty-four (24) months following the date of his termination subject to his payment of any required employee contributions consistent with those contributions required of active employees of the Company (and which benefits shall be coterminous with his entitlement to COBRA health benefits continuation), and (iv) outplacement benefits (having a cost not exceeding $50,000).

Pursuant to Mr. Kamsickas’ employment agreement, “cause” generally means (i) a willful and material misappropriation of any monies or assets or properties of the Company; (ii) a willful and material breach by him of the terms of his employment agreement that is demonstrably injurious to the Company and that, if capable of cure, has not been cured within thirty (30) days after written notice to him; or (iii) the conviction of, or plea of guilty or nolo contendere, by him to a felony or to any criminal offense involving his moral turpitude.

Pursuant to Mr. Kamsickas’ employment agreement, “good reason” generally means the occurrence of any of the following without his consent: (i) any material adverse change by the Company in his title, position, authority or reporting relationships with the Company; (ii) the Company’s requirement that he relocate to a location in excess of fifty (50) miles from the Company’s current office location or from any future office location acceptable to him; or (iii) any material breach by the Company of the employment agreement which is not cured within thirty (30) days after written notice by Mr. Kamsickas to the Company, which notice shall specify the breach and the nature of conduct necessary to cure such breach.

For a period of twenty-four (24) months following his termination of employment, Mr. Kamsickas is prohibited from competing against Dana, soliciting its customers or employees, and working for a competitor. Mr. Kamsickas has also agreed that he will not disclose Dana’s confidential information.

POTENTIAL PAYMENTS AND BENEFITS

UPON TERMINATION OR CHANGE IN CONTROL

As discussed in the “Compensation Discussion and Analysis” section above, Dana maintains both an Executive Severance Plan and Change in Control Plan that apply to certain senior executives, including our named executive officers.

Set forth below is a description of each plan (applicable to eligible executive officers, including named executive officers). This is followed by tables relating to Messrs. Kamsickas, Collins, Filcek, Aghili, Wallace, and Pyle.

Executive Severance Plan

In the event any eligible executive officer, except our CEO (as he is entitled to payments under his employment agreement), is involuntarily terminated by Dana without cause (as defined below) and other than due to death or disability and such termination occurs prior to a change in control, Dana will pay the executive an amount equal to twelve (12) months plus the cost of COBRA premiums for 12 months. Additionally, the executive will receive payment or receive reimbursement for reasonable costs of outplacement services, subject to a maximum amount of $25,000.

For purposes of the Executive Severance Plan and the Change in Control Plan described below, “cause” generally means an executive’s (i) continued failure to perform substantially the duties owed to the Company after a written demand for substantial performance is delivered specifically identifying the nature of such unacceptable performance; (ii) conviction of, or plea of guilty, or nolo contendere, to the charge of having committed a felony or any other criminal charge involving fraud, moral turpitude, embezzlement or theft; (iii) material violation of the Company’s standards of business conduct or other Company policies applicable to Company employees that warrants termination; (iv) abuse of alcohol or either prescription or illegal drugs substantially affecting work performance; (v) conduct that constitutes gross misconduct in the performance of his employment duties, including, but not limited to any act of dishonesty or knowing or willful breach of fiduciary duty that is intended to result in personal enrichment or gain at the expense of the Company; or (vi) deliberate, willful or intentional act that causes substantial harm, loss or injury to the Company.

Change in Control Plan

Under our Change in Control Plan, all eligible executive officers who incur a qualifying termination (as defined below) will be entitled to receive two (2) years of salary and twice his target bonus (three (3) years of salary and three (3) times his target bonus, in the case of the CEO) for the year in which termination occurs. In addition, each named executive officer will be entitled to: (1) the full amount of any earned but unpaid base salary through the date of termination plus a cash payment for all unused vacation time accrued as of the termination date; (2) a pro rata portion of his or her annual bonus for the year in which termination occurs, based on actual performance as of the date of termination; (3) all equity awards vest in full (target number of performance shares) and become fully exercisable as of the termination date; (4) a lump sum cash amount to allow, but not require, the employee to purchase additional coverage equal to a total of two (2) years (three (3) years for our CEO) of subsidized COBRA; and (5) reasonable costs of outplacement services not to exceed $25,000 ($50,000 for our CEO). The plan does not provide for any excise tax gross-up payments to executive officers in connection with a change in control.

For purposes of the Change in Control Plan, “qualifying termination” generally means (i) an executive’s involuntary termination of employment with the Company during the 24-month period following a change in control (36-month period for the CEO) other than a termination by reason of death, disability or for cause or (ii) an executive’s resignation of employment with the Company during such period for good reason (as defined below).

For purposes of the Change in Control Plan, “good reason” generally means an executive’s resignation of employment without the express written consent of the executive as a result of any one of the following: (a) a meaningful and detrimental alteration in such executive’s position, titles, or the nature or status of responsibilities from those in effect immediately prior to the change in control date; (b) a reduction by the Company in such executive’s base salary as in effect immediately prior to the change in control date or as the same may be increased from time to time thereafter; a failure by the Company to increase such executive’s salary at a rate commensurate with that of other similarly situated key executives of the Company; or a reduction in the target incentive opportunity percentage used to determine such executive’s target bonus below the percentage in effect immediately prior to the change in control date; (c) the failure by the Company to continue to provide such executive with benefits at least as favorable in the aggregate to those enjoyed by such executive under the Company’s retirement, savings, life insurance, medical, health and accident, disability, and fringe benefit plans and programs in which such executive participated in immediately prior to the change in control date; or the failure by the Company to provide such executive with the number of paid vacation days to which he or she was entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the change in control; (d) the failure by the Company to pay or provide to such executive with any material item of compensation or benefits promptly when due; (e) the failure of the Company to obtain an express written agreement from any successor to assume and agree to perform the obligations of the Change in Control Plan or, if the business for which such executive’s services are principally performed is sold at any time after a change in control, the failure of the Company to obtain such an agreement from the purchaser of such business; (f) if the employee has a separate severance agreement, then the occurrence of any event that constitutes good reason under such agreement; and (g) any other action or inaction that constitutes a material breach by the Company of the Change in Control Plan or of an employment agreement between the Company and the executive. If the executive reasonably demonstrates that an event described in clauses (a) through (g) above was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a change in control and who effectuates a change in control within six (6) months following such event, such event shall be deemed to constitute good reason occurring on the date of the change in control.

Equity Award Provisions

Pursuant to the award agreements for the RSUs, vesting accelerates if the recipient’s employment is terminated without cause or by reason of death, disability or normal retirement on prorated basis based on the number of full months of employment in the vesting period. Pursuant to the award agreements for the performance shares, vesting accelerates if the recipient’s employment is terminated without cause or by reason of death, disability or normal retirement on prorated basis based on the number of full months of employment in the vesting period and based on actual performance during the performance period.

The following tables set forth the potential payments that would have been due to our named executive officers upon termination or a change of control as of December 31, 2016.

James K. Kamsickas

The following table describes the potential termination and change in control payments to Mr. Kamsickas, Dana’s President and Chief Executive Officer, under a variety of circumstances.

Pay Element	Change in Control and Termination Without Cause or Voluntary Termination with Good Reason		Death / Disability		Termination Without Cause or Voluntary Termination with Good Reason (No Change in Control)
Cash Compensation
Separation Payment	$6,930,000	(1)			$2,200,000	(2)
Annual Incentive Award(3)	$1,222,100		$1,222,100		$1,210,100
Long-Term Incentive
Performance Shares	$5,186,949	(4)	$1,367,072	(5)	$1,367,072	(5)
Restricted Stock Units	$7,320,947	(6)	$1,689,789	(7)	$1,689,789	(7)
Benefits and Perquisites
Health insurance, etc.	$52,408	(9)			$34,949	(9)
Restoration Plan(10)	$121,925		$121,925		$121,925
SERP(11)	$151,917		$151,917		$151,917
Accrued Vacation(12)	$91,667		$91,667		$91,667
Other
Outplacement	$50,000				$50,000

Total	$24,127,913		$4,644,471		$6,917,310

Footnotes:

(1)	Mr. Kamsickas would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by three (3) pursuant to the terms of our Change in Control Plan.

(2)	Mr. Kamsickas is entitled to receive an amount equal to 24 months of his base salary pursuant to the terms of his executive employment agreement.

(3)	Based on actual results. Upon a termination without cause or for good reason in the absence of a change in control, Mr. Kamsickas would also be entitled to a bonus for the year following the year of termination at his target amount pursuant to his executive employment agreement.

(4)	All performance shares vest assuming target performance.

(5)	All restricted stock units vest in full.

(6)	Performance shares vest on a pro rata basis assuming target performance.

(7)	Restricted stock units vest on a pro rata basis.

(8)	Mr. Kamsickas would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on his date of termination for a period of three (3) years.

(9)	Mr. Kamsickas would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on his date of termination for a period of two (2) years.

(10)	Mr. Kamsickas is eligible to receive his Restoration Plan benefit effective December 31, 2016. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(11)	Mr. Kamsickas is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2016.

(12)	For purposes of this table, we assumed Mr. Kamsickas did not take any vacation in 2016.

Jonathan M. Collins

The following table describes the potential termination and change in control payments to Mr. Collins, Dana’s Executive Vice President, and Chief Financial Officer, under a variety of circumstances.

Pay Element	Change in Control and Terminated Without Cause or for Good Reason		Death/ Disability		Termination Without Cause (No Change in Control)
Cash Compensation
Separation Payment	$1,750,000	(1)			$500,000	(2)
Annual Incentive Award(3)	$277,285		$277,285		$0
Long-Term Incentive
Restricted Stock Units	$354,376	(4)	$265,777	(5)	$265,777	(5)
Benefits and Perquisites
Health insurance, etc.	$22,271	(6)			$11,136	(7)
Restoration Plan(8)	$8,771		$8,771		$8,771
SERP(9)	$27,375		$27,375		$27,375
Accrued Vacation(10)	$41,667		$41,667		$41,667
Other
Outplacement	$25,000				$25,000

Total	$2,506,745		$620,875		$879,726

Footnotes:

(1)	Mr. Collins would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by two (2) pursuant to the terms of our Change in Control Plan.

(2)	Mr. Collins is entitled to receive an amount equal to 12 months of his base salary pursuant to the terms of our Executive Severance Plan.

(3)	Based on actual results; prorated based on his hire date in 2016.

(4)	All restricted stock units vest in full.

(5)	Restricted stock units vest on a pro rata basis.

(6)	Mr. Collins would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on his date of termination for a period of two (2) years.

(7)	Mr. Collins would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on his date of termination for a period of one (1) year.

(8)	Mr. Collins is eligible to receive his Restoration Plan benefit effective December 31, 2016. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(9)	Mr. Collins is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2016.

(10)	For purposes of this table, we assumed Mr. Collins did not take any vacation in 2016.

Rodney R. Filcek

The following table describes the potential termination and change in control payments to Mr. Filcek, Dana’s interim Chief Financial Officer, Senior Vice President, and Chief Accounting Officer, under a variety of circumstances.

Pay Element	Change in Control and Terminated Without Cause or for Good Reason		Death/ Disability		Termination Without Cause (No Change in Control)
Cash Compensation
Separation Payment	$1,031,709	(1)			$343,903	(2)
Annual Incentive Award(3)	$159,915		$159,915		$0
Long-Term Incentive
Performance Cash	$263,220	(4)	$130,961	(5)	$130,961	(5)
Restricted Stock Units	$657,847	(6)	$421,982	(7)	$421,982	(7)
Benefits and Perquisites
Health insurance, etc.	$25,095	(8)			$12,548	(9)
Restoration Plan(10)	$94,005		$94,005		$94,005
Accrued Vacation(11)	$28,659		$28,659		$28,659
Other
Outplacement	$25,000				$25,000

Total	$2,285,450		$835,522		$1,057,058

Footnotes:

(1)	Mr. Filcek would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by two (2) pursuant to the terms of our Change in Control Plan.

(2)	Mr. Filcek is entitled to receive an amount equal to 12 months of his base salary pursuant to the terms of our Executive Severance Plan.

(3)	Based on actual results.

(4)	All performance cash awards vest assuming target performance.

(5)	Performance cash awards vest on a pro rata basis assuming target performance.

(6)	Restricted stock units vest in full.

(7)	Restricted stock units vest on a pro rata basis.

(8)	Mr. Filcek would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of two (2) years.

(9)	Mr. Filcek would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of one (1) year.

(10)	Mr. Filcek is eligible to receive his Restoration Plan benefit effective December 31, 2016. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(11)	For purposes of this table, we assumed Mr. Filcek did not take any vacation in 2016.

Aziz S. Aghili

The following table describes the potential termination and change in control payments to Mr. Aghili, Dana’s President, Off-Highway Drive, and Motion Technologies, under a variety of circumstances.

Pay Element	Change in Control and Terminated Without Cause or for Good Reason		Death/ Disability		Termination Without Cause (No Change in Control)
Cash Compensation
Separation Payment	$1,751,000	(1)			$515,000	(2)
Annual Incentive Award(3)	$252,350		$252,350		$0
Long-Term Incentive
Performance Shares	$1,171,825	(4)	$949,759	(5)	$949,759	(5)
Restricted Stock Units	$1,632,887	(6)	$866,968	(7)	$866,968	(7)
Benefits and Perquisites
Health insurance, etc.	$21,585	(8)			$10,793	(9)
Restoration Plan(10)	$248,618		$248,618		$248,618
SERP(11)	$322,914		$322,914		$322,914
Accrued Vacation(12)	$42,917		$42,917		$42,917
Other
Outplacement	$25,000				$25,000

Total	$5,469,096		$2,683,526		$2,981,969

Footnotes:

(1)	Mr. Aghili would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by two (2) pursuant to the terms of our Change in Control Plan.

(2)	Mr. Aghili is entitled to receive an amount equal to 12 months of his base salary pursuant to the terms of our Executive Severance Plan.

(3)	Based on actual results.

(4)	All performance shares vest assuming target performance.

(5)	Performance shares vest on a pro rata basis assuming target performance.

(6)	Restricted stock units vest in full.

(7)	Restricted stock units vest on a pro rata basis.

(8)	Mr. Aghili would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of two (2) years.

(9)	Mr. Aghili would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of one (1) year.

(10)	Mr. Aghili is eligible to receive his Restoration Plan benefit effective December 31, 2016. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(11)	Mr. Aghili is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2016.

(12)	For purposes of this table, we assumed Mr. Aghili did not take any vacation in 2016.

Mark E. Wallace

The following table describes the potential termination and change in control payments to Mr. Wallace, Executive Vice President Dana, President, Commercial Vehicle Driveline Technologies, under a variety of circumstances.

Pay Element	Change in Control and Terminated Without Cause or for Good Reason		Death/ Disability		Termination Without Cause (No Change in Control)
Cash Compensation
Separation Payment	$2,030,000	(1)			$580,000	(2)
Annual Incentive Award(3)	$421,950		$421,950		$0
Long-Term Incentive
Performance Shares	$1,503,007	(4)	$1,268,737	(5)	$1,268,737	(5)
Restricted Stock Units	$2,151,326	6)	$1,161,253	(7)	$1,161,253	(7)
Benefits and Perquisites
Health insurance, etc.	$25,095	(8)			$12,548	(9)
Restoration Plan(10)	$326,256		$326,256		$326,256
SERP(11)	$395,876		$395,876		$395,876
Accrued Vacation(12)	$48,333		$48,333		$48,333
Other
Outplacement	$25,000				$25,000

Total	$6,926,843		$3,622,406		$3,818,003

Footnotes:

(1)	Mr. Wallace would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by two (2) pursuant to the terms of our Change in Control Plan.

(2)	Mr. Wallace is entitled to receive an amount equal to 12 months of his base salary pursuant to the terms of our Executive Severance Plan.

(3)	Based on actual results.

(4)	All performance shares vest in full assuming target performance.

(5)	Performance shares vest on a pro rata basis assuming target performance.

(6)	Restricted stock units vest in full.

(7)	Restricted stock units vest on a pro rata basis.

(8)	For a Change in Control, Mr. Wallace would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of two (2) years.

(9)	Mr. Wallace would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of one (1) year.

(10)	Mr. Wallace is eligible to receive his Restoration Plan benefit effective December 31, 2016. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(11)	Mr. Wallace is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2016.

For purposes of this table, we assumed Mr. Wallace did not take any vacation in 2016.

Robert D. Pyle

The following table describes potential termination and change in control payments to Mr. Pyle, Dana’s President, Light Vehicle Driveline Technologies, under a variety of circumstances.

Pay Element	Change in Control and Terminated Without Cause or for Good Reason		Death/ Disability		Termination Without Cause (No Change in Control)
Cash Compensation
Separation Payment	$1,638,800	(1)			$482,000	(2)
Annual Incentive Award(3)	$364,392		$364,392		$0
Long-Term Incentive
Performance Shares	$1,032,474	(4)	$814,698	(5)	$814,698	(5)
Restricted Stock Units	$1,411,106	(6)	$741,606	(7)	$741,606	(7)
Benefits and Perquisites
Health insurance, etc.	$34,939	(8)			$17,470	(9)
Restoration Plan(10)	$442,217		$442,217		$442,217
SERP (11)	$161,974		$161,974		$161,974
Accrued Vacation(12)	$40,167		$40,167		$40,167
Other
Outplacement	$25,000				$25,000

Total	$5,151,069		$2,565,054		$2,725,132

Footnotes:

(1)	Mr. Pyle would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by two (2) pursuant to the terms of our Change in Control Plan.

(2)	Mr. Pyle is entitled to receive an amount equal to 12 months of his base salary pursuant to the terms of our Executive Severance Plan.

(3)	Based on actual results.

(4)	All performance shares vest in full assuming target performance.

(5)	Performance shares vest on a pro rata basis assuming target performance.

(6)	Restricted Stock Units vest in full.

(7)	Restricted stock units vest on a pro rata basis.

(8)	Mr. Pyle would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of two (2) years.

(9)	Mr. Pyle would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of one (1) year.

(10)	Mr. Pyle is eligible to receive his Restoration Plan benefit effective December 31, 2016. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(11)	Mr. Pyle is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2016.

(12)	For purposes of this table, we assumed Mr. Pyle did not take any vacation in 2016.

TRANSACTIONS OF EXECUTIVE OFFICERS WITH DANA

None of the executive officers of Dana or members of their immediate families or entities with which they have a position or relationship had any transactions with Dana since January 1, 2016.

For information on procedures and policies for reviewing transactions between Dana and its executive officers, their immediate family members and entities with which they have a position or relationship, see “Director Independence and Transactions of Directors with Dana—Review of Transactions with Related Persons.”

PROPOSAL I SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS

Under our Bylaws, each director will hold office on the Board until the election and qualification of a successor at an annual meeting of shareholders or until his or her earlier resignation, disqualification, removal, death or other cause.

The members of our Board are elected by the holders of shares of common stock at each meeting of shareholders held for the purpose of electing directors. Our Board currently consists of eight directors. This year you are voting on eight candidates for the Board of Directors. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the current Directors for election: Rachel A. Gonzalez, James K. Kamsickas, Virginia A. Kamsky, Terrence J. Keating, Raymond E. Mabus, Jr., R. Bruce McDonald, Mark A. Schulz and Keith E. Wandell. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Dana, if elected.

The Board has adopted Director Selection and Retention Guidelines. Under these Guidelines, the Board identifies individuals qualified to become members of the Board and elects candidates to fill new or vacant positions. Potential candidates for Board positions are identified through a variety of means, including individuals identified by the Nominating and Corporate Governance Committee, the use of search firms, recommendations of Board members, recommendations of executive officers and properly submitted shareholder recommendations. Potential candidates for nomination as director candidates must provide written information about their qualifications and participate in interviews conducted by individual Board members. Candidates are evaluated using the guidelines described below to determine their qualifications based on the information supplied by the candidates and information obtained from other sources.

The Board will consider shareholder recommendations for directors that meet the criteria set forth below. The Board makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a shareholder. Shareholders who wish Dana to consider their recommendations for nominees for the position of director should submit their recommendations in writing to Dana Incorporated, 3939 Technology Drive, Maumee, Ohio 43537, Attention: Corporate Secretary, using the same deadline for nominations under our advance notice bylaw set forth in the ‘Questions and Answers’ section above.

Neither Dana’s Board nor the Nominating and Corporate Governance Committee has adopted a specific diversity policy with respect to identifying nominees for director. However, Dana has established criteria it considers when it is evaluating a potential candidate. Criteria for assessing nominees include a potential nominee’s ability to represent the long-term interests of Dana. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Dana, including leadership positions in public companies, large or middle market businesses, or not-for-profit, governmental, professional or educational organizations. For those proposed director nominees who meet the minimum qualifications, the Board assesses the proposed nominee’s specific qualifications, evaluates his or her independence (including, but not limited to, independence related to Dana, other Board members and shareholders), and considers other factors, including skills, business segment representation, geographic location, diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Dana as necessary to properly discharge his or her duties. Additionally, the Board considers whether each nominee would be considered a “financial expert” or “financially literate” as described in applicable listing standards, legislation and our Audit Committee guidelines.

Additionally, our Corporate Governance Guidelines, Standards of Business Conduct for Members of the Board of Directors, Related-Party Transactions Policy and the Director Independence Standards are considered prior to making a recommendation to the Board for approval of a nominee. Each of these documents is available on Dana’s website at www.dana.com.

DANA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR.

INFORMATION ABOUT THE NOMINEES

Our Board currently has seven non-management directors and one management director. All of our directors are elected annually serving a one-year term expiring at the next annual meeting of shareholders. The following section provides information as of February 27, 2017 about each nominee for election as a Director. The information provided includes the age of each individual; the individual’s principal occupation and special qualifications; employment and business experience during the past five years, including employment with Dana; other public company or registered investment company directorships held during the past five years; and the year in which the director became a director of Dana.

NOMINEES FOR DIRECTOR

RACHEL A. GONZALEZ	Director since 2017

Ms. Gonzalez, 47, is Executive Vice President and General Counsel of Sabre, a leading technology solutions provider to the global travel and tourism industry. From 2008 to 2014, she worked at Dean Foods Company, ultimately holding the title of Executive Vice President, General Counsel, and Corporate Secretary. Prior to that she held executive positions with Affiliated Computer Services, Inc. and was partner in the law firm of Morgan, Lewis & Bockius.

Ms. Gonzalez’s significant experience as a General Counsel and Corporate Secretary to two publicly traded companies provides in-depth experience to Dana in terms of corporate governance and Board of Director “best practices.” Further, Ms. Gonzalez’s experience outside of the industrial sector provides the opportunity for a fresh perspective with respect to Dana’s strategy and operations.

JAMES K. KAMSICKAS	Director since 2015

Mr. Kamsickas, 50, is President and Chief Executive Officer of Dana Incorporated. Prior to his current position, Mr. Kamsickas served as President, Chief Executive Officer of International Automotive Components (IAC) Group, S.A., a leading global supplier of automotive interior components and systems from April 2012 to August 2015. From January 2011 to April 2012, Mr. Kamsickas served as IAC’s Global Co-Chief Executive Officer and President of North America and Asia. Finally, he served as IAC’s President and Chief Executive Officer of North America/Asia from April 2007 to December 2010. Mr. Kamsickas served as a member of IAC’s Board of Directors during each of these periods. Prior to that, he spent 18 years at Lear Corporation in numerous domestic and international positions, ultimately as leader of its Interior Systems Division. Mr. Kamsickas is a member of the United States President’s Manufacturing Jobs Initiative committee as well as serves on the Board of Trustees of The Manufacturers Alliance for Productivity and Innovation.

Mr. Kamsickas’ decade of extensive experience as Chief Executive Officer, President and Board member leading complex, sophisticated, global manufacturing companies provide him unique experience, insight and strategic leadership capabilities to address Dana’s business challenges and opportunities.

VIRGINIA A. KAMSKY	Director since 2011

Ms. Kamsky, 63, has been chairman and chief executive officer of Kamsky Associates, Inc., a strategic advisory firm since 1980. She also served as an executive vice president of Foamex International, Inc., and in various leadership roles at then-Chase Manhattan Bank, including as a credit and lending officer and second vice president in charge of the Chase Corporate Division-China.

Ms. Kamsky currently serves as a White House appointee on the Secretary of the Navy Advisory Panel. Ms. Kamsky has also served on the Boards of the following public companies: Spectrum Brands Holdings, Inc., W.R. Grace and Company, Sealed Air Corporation, Shorewood Packing Corporation, Foamex International Inc., Tecumseh Products Company, Tate & Lyle PLC and Olin Corporation.

Ms. Kamsky has a strong background in strategy as well as a vast knowledge of the Asia-Pacific market that provides Dana’s Board with a unique perspective into one of Dana’s growth markets. In addition, she has served as a board member of several other publicly-traded companies giving Dana’s Board a great resource to assist in evaluating best practices.

TERRENCE J. KEATING	Director since 2008

Mr. Keating, 67, was Chairman of Accuride Corporation, a manufacturer and supplier of commercial vehicle components, from January 2007 until January 2009. He initially was elected as a director of Accuride in April 2002. Mr. Keating served as Chief Executive Officer of Accuride from April 2002 to December 2006 and was President of Accuride from April 2002 to December 2005. Mr. Keating served on the board of A. M. Castle & Co. Mr. Keating is currently a board member of Chart Industries, Inc.

Mr. Keating’s background as a former Chairman and Chief Executive Officer of a public company in the commercial vehicle market provides the Board the perspective of a retired, seasoned executive with knowledge of business operations in the heavy duty market as well as the automotive market. Dana’s Board also utilizes Mr. Keating’s public company board experience.

RAYMOND E. MABUS, JR.	Director since 2017

Mr. Mabus, 68, served as the 75th United States Secretary of the Navy from 2009 to 2017. He was the U.S. Ambassador to the Kingdom of Saudi Arabia from 1994 to 1996, the Governor of Mississippi from 1988 to 1992, and Auditor of the State of Mississippi from 1984 to 1988. During his career in the private sector, Mr. Mabus served as Chairman and Chief Executive Officer of Foamex international and on the Board of Directors of Enersys.

Mr. Mabus, over the last four decades, has served domestically and globally in a variety of high-level state and federal government roles. He has also held leadership positions in the private sector. This broad experience provides Dana with a strong source to draw upon as it enhances its leadership development capabilities. Further, Mr. Mabus’ recent global experiences as Secretary of the U.S. Navy provides “real time” perspective to Dana with respect to international strategy and business opportunities.

R. BRUCE MCDONALD	Director since 2014

Mr. McDonald, 56, has been Chairman and Chief Executive Officer of Adient plc, a global automotive supplier since October 2016. He previously serviced as Executive Vice President and Vice Chairman of Johnson Controls, Inc., a global manufacturer of automotive, power and building solutions (Johnson Controls), from September 2014 to October 2016. Mr. McDonald also served as Executive Vice President and Chief Financial Officer from 2005 to September 2014. Mr. McDonald joined Johnson Controls in November 2001 as Vice President and Corporate Controller and was promoted to Assistant Chief Financial Officer in 2004.

Mr. McDonald’s extensive experience as Chairman and CEO of a global automotive parts supplier as well as his former roles as Vice Chairman and Chief Financial Officer of a global manufacturer provides him with an informed understanding of the financial issues and risks that affect Dana. Additionally, Mr. McDonald’s international experience provides the Board with a global perspective helping our Board identify opportunities and minimize risks.

MARK A. SCHULZ	Director since 2008

Mr. Schulz, 64, is currently Chief Executive Officer of M.A. Schulz & Associates, LLC. (management consulting firm) and a Founding Partner of Fontinalis Partners (a transportation technology strategic investment firm). He retired from the Ford Motor Company in 2007 where he most recently served as the President of International Operations. Mr. Schulz spent 35 years at Ford in a variety of global roles. Mr. Schulz serves or has served as a member of several boards, including the National Committee of United States-China Relations, the United States-China Business Council and the National Bureau of Asian Research. Mr. Schulz is currently a board member of PACCAR Inc. and previously served as a board member of YRC Worldwide Inc.

Mr. Schulz’s over three decades of experience in manufacturing, engineering, marketing/sales and general management experience at Ford Motor Company, combined with his chairmanship of the Mazda Motor Corp. Supervisory Board and his management responsibilities for Volvo Motors, Jaguar, LandRover and Aston Martin Corporation, provides the Board with significant, relevant management expertise and a global perspective.

KEITH E. WANDELL	Director since 2008

Mr. Wandell, 67, is Chairman of the Board of Directors. He served as of President and Chief Executive Officer of Harley-Davidson, Inc., a global motorcycle manufacturer, from May 2009 to May 2015 as well as its Chairman from 2012 to May 2015. He previously served as President and Chief Operating Officer of Johnson Controls from July 2006 until May 2009. He was Executive Vice President of Johnson Controls from August 2003 to July 2006 and President of its Automotive & Battery Division from August 2003 to July 2006. Mr. Wandell was a board member of Harley-Davidson, Inc. and is currently a board member of Constellation Brands, Inc. and Dover Corporation as well as Chairman of Exide Technologies.

Mr. Wandell is the former Chairman and Chief Executive Officer of one of the world’s largest motorcycle manufacturers, bringing to our Board the perspective of a leader facing a set of external economic, social and governance issues similar to those faced by Dana.

CORPORATE GOVERNANCE

Our Board of Directors has established guidelines that it follows in matters of corporate governance. Our Corporate Governance Guidelines describe our corporate governance practices and address corporate governance issues such as Board composition and responsibilities, compensation of directors and executive succession planning. The following summary provides highlights of those guidelines. A complete copy of our Corporate Governance Guidelines is available online at http://www.dana.com.

Role of Board

The business of Dana is conducted by its employees, managers and corporate officers led by our CEO, with oversight from the Board. The Board selects the CEO and works with the CEO to elect/appoint other corporate officers who are charged with managing the business of Dana. The Board has the responsibility of overseeing, counseling and directing the corporate officers to ensure that the long term interests of Dana and its shareholders are being served. The Board and the corporate officers recognize that the long term interests of Dana and its shareholders are advanced when they take into account the concerns of employees, customers, suppliers and communities.

Responsibilities of the Board

The basic responsibility of our directors is to exercise their reasonable business judgment on behalf of Dana. In discharging this obligation, directors rely on, among other things, Dana’s corporate officers, outside advisors and auditors.

Pursuant to the Board’s general oversight responsibilities, among other things, the Board:

•	Evaluates the CEO’s performance and reviews Dana’s succession plan for the CEO and other officers;

•	Reviews the long-range business plans of Dana and monitors performance relative to achievement of those plans;

•	Considers long-range strategic issues and risks to Dana; and

•	Approves policies of corporate conduct that continue to promote and maintain the integrity of Dana.

Executive Sessions of the Board

Executive sessions of our non-management directors are held, without Dana management, in conjunction with each regularly scheduled Board meeting and between such Board meetings as requested, from time to time, by our Chairman or other non-management directors. These sessions are chaired by our Chairman.

Access to Management and the Independent Registered Public Accounting Firm

Our non-management directors may meet with senior management, other employees and the independent registered public accounting firm at any time, either separately or jointly, as they deem appropriate. Senior personnel of Dana and of the registered public accounting firm regularly attend portions of our Board and Committee meetings, and other personnel may be invited to attend particular meetings where appropriate.

Board Performance Assessment

The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Our Nominating and Corporate Governance Committee reviews the self-evaluation process. An annual report is made to the Board on the assessment of the performance of the Board and its committees. The assessment evaluates the contribution of the Board and its committees to Dana and specifically focuses on areas in which the Board believes it or its committees could improve.

Board Leadership Structure

Our Board has separated the role of Chairman of the Board and the role of CEO since 2011. Currently, Mr. Wandell has served as our independent Chairman since October 2016. Mr. Kamsickas has served as our President and Chief Executive Officer since August 2015. The Board’s current view is that separating the Chairman and CEO positions provides an efficient and effective leadership model for Dana. Separating the Chairman and CEO positions has i) allowed Mr. Kamsickas to devote his full attention to learning about Dana, leveraging his vast business and industry experience, without the additional responsibilities of Chairman, ii) created mentoring opportunities and iii) takes advantage of the business synergies created by two dynamic leaders.

Our Board recognizes no single leadership model is right for all companies and at all times. Our Board believes that depending on the circumstances, other leadership models, such as a combined Chairman of the Board and CEO role, might be appropriate. It is our Board’s intention to periodically review our leadership structure.

Succession Planning

A key responsibility of our Board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels of Dana. Each year, succession planning reviews are held at every significant organizational level of Dana, culminating in a full review of senior leadership talent. During this review, the Board discusses future candidates for senior leadership positions, succession timing for those positions and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which Dana makes ongoing leadership assignments.

RISK OVERSIGHT

Dana maintains a risk management program overseen by our Executive Leadership Team. In particular, our Executive Vice President and Chief Financial Officer as well as Senior Vice President, General Counsel and Secretary have responsibility for this area. In addition, our Business Unit Presidents and functional leads oversee strategic and operational risks. Risks are identified and prioritized by our management, and each of these risks is reviewed by the Audit Committee or the entire Board. For example, strategic risks are overseen by the entire Board and financial risks are overseen by our Audit Committee. Management regularly reports on each such risk to our entire Board or Audit Committee. Additional review or reporting on risks is conducted as needed or as requested by the Board or any committee. Also, our Compensation Committee periodically reviews the most important risks to ensure that compensation programs do not encourage excessive risk-taking and has implemented several mechanisms to avoid such risk-taking behavior, as detailed in the “Mitigation of Potential Risk in Pay Programs” and “Clawback Provisions” sections above.

COMMITTEES AND MEETINGS OF DIRECTORS

The Board has several committees, as set forth in the following chart and described below. The names of the directors serving on the committees and the committee chairs are also set forth in the chart. The current terms of the various committee members expire at the 2017 Annual Meeting.

Audit	Compensation	Nominating and Corporate Governance Committee
Muscari, Joseph C.(1)(2)	Wandell, Keith E.(1)	Kamsky, Virginia A.(1)
Keating, Terrence J.	Muscari, Joseph C.(2)	Keating, Terrence J.
Schulz, Mark A.	McDonald, R. Bruce	Schulz, Mark A.
McDonald, R. Bruce(3)	Kamsky, Virginia A.

(1)	Chair
(2)	Mr. Muscari passed away unexpectedly in September 2016.
(3)	Chair since October 2016.

Audit Committee. As provided in its Board-adopted written charter, this committee consists solely of members who are outside directors and who meet the independence and experience requirements of applicable rules of the NYSE and the SEC with respect to audit committee members. This committee is responsible, among other things, for providing assistance to the Board by overseeing: (i) the integrity of Dana’s financial statements; (ii) Dana’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Dana’s internal audit function and independent registered public accounting firm; and (v) the preparation of the “Audit Committee Report” found in this proxy statement. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of those independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange (see “Director Independence and Transactions of Directors with Dana” section in this proxy statement). Our Board has determined that Mr. McDonald is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. A current copy of the charter of the Audit Committee is available to security holders on Dana’s website at www.dana.com. The Audit Committee met nine times in 2016.

Compensation Committee. This committee establishes and evaluates Dana’s executive compensation policies and programs, administers Dana’s 401(k), stock, incentive and retirement plans and monitors compliance with laws and regulations applicable to the documentation and administration of Dana’s employee benefit plans, among other things. The Board of Directors has determined that all of the members of the Compensation Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange (see the “Director Independence and Transactions of Directors with Dana” section in this proxy statement). A current copy of the charter of the Compensation Committee is available to security holders on Dana’s website at www.dana.com. The Compensation Committee met five times in 2016. See the “Compensation Discussion and Analysis” section above for more information.

Nominating and Corporate Governance Committee. This committee monitors the effectiveness of the Board and oversees corporate governance issues. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments and the conduct and frequency of Board meetings. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange (see the “Director Independence and Transactions of Directors with Dana” section in this proxy statement). A current copy of the charter of the Nominating and Corporate Governance Committee is available to security holders on Dana’s website at www.dana.com. The Nominating and Corporate Governance Committee met ten times in 2016.

Board and Committee Meetings. There were seven regular and special meetings of the Board and thirty-one meetings of the various committees of the Board. All directors attended at least seventy-five percent

(75%) of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served. Dana expects all of its directors to attend the Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. All members of our Board of Directors attended our Annual Meeting last year, except for Mr. Wandell who was not Chairman at the time and was present for all Board meetings during 2016 as well as attended all prior Annual Shareholder Meetings.

NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD

The non-management directors meet at regularly scheduled executive sessions without management. Keith E. Wandell is the Chairman at such sessions. Interested parties may communicate directly with Mr. Wandell or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Dana Incorporated, 3939 Technology Drive, Maumee, Ohio, 43537, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Dana Incorporated, 3939 Technology Drive, Maumee, Ohio, 43537, Attn: Full Board of Directors. The Board of Directors’ current practice is that the Secretary may relay proper communications received to the Chairman of the Board.

DIRECTOR INDEPENDENCE AND TRANSACTIONS OF DIRECTORS WITH DANA

Independence and Transactions of Directors

The Board of Directors has determined that seven non-management directors, constituting 87.5% of the full Board of Directors of Dana, are independent within the meaning of the listing standards of the NYSE. Our Board determines whether each director qualifies as an “independent director” when first elected to the Board and annually thereafter. To assist in making these determinations of independence, Dana adopted categorical standards set forth in our Director Independence Standards, a current copy of which is available to security holders on Dana’s website at www.dana.com.

Under our Director Independence Standards, if a director has a relationship with Dana (either directly or as a partner, shareholder or officer of an organization that has a relationship with Dana), the Board considers all relevant facts and circumstances in determining whether the relationship will interfere with the exercise of the director’s independence from Dana and our management, taking into account, among other things, the significance of the relationship to Dana, to the director and to the persons or organizations with which the director is affiliated.

In connection with making its director independence determinations, the Board specifically considered the following relationships and transactions:

Mr. Schulz is a member of the Board of Directors of PACCAR, Inc. PACCAR is one of our largest customers. Based on Dana’s strong Board governance practices and procedures, the Board determined that Mr. Schulz’s role at PACCAR does not impair his independence.

The Board has affirmatively determined that the following directors, constituting a majority of our Board of Directors, meet the categorical standards for independence and that such directors have no material relationship with Dana (either directly or as a partner, shareholder or officer of an organization that has a relationship with Dana) other than as a director: Rachel A. Gonzalez, Virginia A. Kamsky, Terrence J. Keating, Raymond E. Mabus, Jr., R. Bruce McDonald, Mark A. Schulz and Keith E. Wandell. The Board has further determined that James K. Kamsickas is not independent because he is an employee of Dana.

Review of Transactions With Related Persons

Dana has procedures and policies for reviewing transactions between Dana and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

Annually, each director and executive officer is required to complete a director, director nominee and executive officer questionnaire, and each non-management director is required to complete an independence certification. Both of these documents elicit information about related person transactions. The Nominating and Corporate Governance Committee and the Board of Directors annually review the transactions and relationships disclosed in the questionnaire and certification, prior to the Board of Directors making a formal determination regarding the directors’ independence. To assist them in their review, the Nominating and Corporate Governance Committee and the Board of Directors use the categorical standards found in Dana’s Director Independence Standards, as discussed above.

In order to monitor transactions that occur between the annual reviews, the independence certification also obligates the directors to immediately notify our General Counsel in writing if they discover that any statement in the certification was untrue or incomplete when made, or if any statement in the certification becomes subsequently untrue or incomplete. Likewise, under our Standards of Business Conduct for the Board of Directors, any situation that involves, or may involve, a conflict of interest with Dana is required to be promptly disclosed to the Chairman of the Board, who will consult with the Chairman of the Nominating and Corporate Governance Committee. Executive officers are bound by the Standards of Business Conduct for Employees.

Our Board has adopted a Related-Party Transactions Policy that sets forth standards with respect to related party transactions with Dana or our subsidiaries. A current copy of this policy is available to shareholders on Dana’s website at www.dana.com.

Under the Related-Party Transactions Policy, (i) a director, nominee for director or executive officer of Dana (since the beginning of the last fiscal year), (ii) any beneficial holder of greater than five percent (5%) of Dana’s voting securities or (iii) any immediate family member of any of the foregoing, are required to seek the prior approval of the Audit Committee of any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may reasonably be expected to exceed $120,000 in any calendar year, (ii) Dana, or any of its subsidiaries is a participant, and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

In making its determination, the Audit Committee considers such factors as (i) the extent of the related party’s interest in the interested transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the interested transaction are fair to Dana and no less favorable than terms generally available in unaffiliated third-party transactions under like circumstances, (iv) whether the interested transaction would impair the independence of an outside director, (v) the benefit to Dana and (vi) whether the interested transaction is material, taking into account: (a) the importance of the interest to the related party, (b) the relationship of the related party to the interested transaction and of the related parties to each other, (c) the dollar amount involved and (d) the significance of the transaction to Dana’s investors in light of all the circumstances.

Notwithstanding the foregoing, our Board may determine certain interested transactions deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. Those pre-approved transactions are described in the Related-Party Transactions Policy.

All interested transactions, except certain pre-approved transactions, must be disclosed in Dana’s applicable SEC filings as and to the extent required by applicable SEC rules and regulations.

The questionnaire, certification, Standards of Director Independence, Standards of Business Conduct for the Board of Directors, Standards of Business Conduct for Employees, and Related-Party Transactions Policy are all in writing.

The Board specifically considered the following relationships and transactions in 2016:

Mark A. Schulz is a Board member of PACCAR, Inc. PACCAR is one of our largest customers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Wandell, Muscari (until his unexpected passing in September 2016) and McDonald, as well as Ms. Kamsky, served as members of the Compensation Committee. No such member of the Compensation Committee is, or was during 2016, an officer or employee of Dana or any of its subsidiaries, nor was any such member formerly an officer of Dana or any of its subsidiaries. Moreover, no such member is an officer of a company in which an executive officer of Dana is a member of its compensation committee.

COMPENSATION OF DIRECTORS

Our Compensation Committee is responsible for making recommendations to our Board of Directors regarding the form and amount of non-employee director compensation. In determining the recommendation for director compensation, the Compensation Committee considers the recommendations of our Chairman, CEO and Senior Vice President, Human Resources, as well as information provided by Mercer.

The table below illustrates the compensation structure for non-employee directors in 2016. Employee directors receive no additional compensation for their Board service. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Annual Retainer (cash)	$90,000
Annual Retainer for Chairman of the Board (cash)	$100,000
Annual Retainer for Audit Committee Chair (cash)	$15,000
Annual Committee Chair Retainer – (except Audit)(cash)	$10,000
Board or Committee Meeting Fees – per meeting (cash)	$1,500
Restricted Stock Units(1)	$115,000

Footnotes:

(1)	This annual grant of restricted stock units was made pursuant to the Plan on February 23, 2016 and vested in full on February 23, 2017. This grant was equivalent to 9,812 restricted stock units. Each grant is subject to accelerated vesting on death, disability, reaching mandatory retirement age (age 73) or change in control.

Deferred Compensation. Each non-employee director has the opportunity to elect to defer a percentage of the annual cash retainer into restricted stock units. The RSUs are credited as of the last day of each quarter based on the quotient obtained by dividing (i) the dollar amount of the retainer for that quarter which is being deferred by (ii) the closing price per share on the last trading day of that quarter (with the result being rounded down to the nearest whole number of RSUs). The RSUs are fully vested on the date of grant and each RSU represents the right to receive one share of our common stock (or, at our election, an equivalent cash amount) on the earlier of (i) the first business day of the calendar month coincident with or next following the date that the director terminates service as a non-employee director or (ii) the date on which a change in control occurs.

The following table provides information on the compensation of our non-employee directors for 2016.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(5)	Total ($)
Virginia A. Kamsky	128,500		117,337	245,837
Terrence J. Keating	90,000		128,980	218,980
R. Bruce McDonald	128,250		117,337	245,587
Joseph C. Muscari	156,709	(3)	116,751	273,460
Mark A. Schulz	129,000		117,337	246,337
Keith E. Wandell	146,000	(4)	117,337	263,337

Footnotes:

(1)	Employee directors do not receive any compensation with respect to their service on the Board; accordingly, Mr. Kamsickas is not included in this table.

(2)	This column reports the amount of cash compensation earned in 2016 for Board and Committee service. As noted above, directors may elect to defer a portion of their annual cash retainer into restricted stock units. During 2016, Mr. Keating deferred 100% of his annual retainer. Amounts deferred are included in this column. The annual Committee Chair retainer, annual retainer and meeting fees are paid at the beginning of each quarter in arrears for service and meetings attended in the prior quarter.

(3)	Mr. Muscari’s third quarter meeting fees are prorated as a result of his unexpected passing on September 3, 2016.

(4)	Mr. Wandell’s third and fourth quarter meeting fees are based on assuming the non-executive chairman of the board role following Mr. Muscari’s passing on September 3, 2016.

(5)	This column reflects the full grant date fair values determined in accordance with FASB ASC Topic 718 (and dividend equivalent units earned in 2016. The aggregate number of outstanding stock awards (including dividend equivalent units) corresponding to the values listed at December 31, 2016 are:

Outstanding Stock Awards
Virginia A. Kamsky	9,980
Terrence J. Keating	10,813
R. Bruce McDonald	9,980
Joseph C. Muscari	9,946
Mark A. Schulz	9,980
Keith E. Wandell	9,980

For additional information regarding Dana’s equity compensation plan, please refer to Note 1 and Note 10 to our audited financial statements in Dana’s Annual Report on Form 10-K for the year ended December 31, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information about beneficial ownership of our securities as of February 27, 2017, by persons who have either filed reports with the SEC indicating that they beneficially own more than 5% of our securities and/or a review of our shareholder records as of February 27, 2017. Unless otherwise stated, to report this information Dana relied solely on reports filed with the SEC.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1)	Common Stock	14,641,985	10.2%
40 East 52nd Street New York, NY 10022
The Vanguard Group(2)	Common Stock	11,203,545	7.78%
100 Vanguard Blvd. Malvern, PA 19355
WEDGE Capital Management L.L.P(3)	Common Stock	7,237,431	5.0%
301 S. College Street, Suite 2920 Charlotte, NC 28202-6002

Footnotes:

(1)	BlackRock, Inc. and related entities (collectively, BlackRock) reported on a Form 13G/A filed with the SEC on January 9, 2017 holdings of common stock. It has sole voting and dispositive power with respect to 14,641,985 shares of common stock.

(2)	The Vanguard Group reported on a Form 13G/A filed with the SEC on February 9, 2017 holdings of common stock. It has sole dispositive power with respect to 11,019,605 shares of common stock and shared dispositive power with respect to 183,940 shares of common stock.

(3)	WEDGE Capital Management L.L.P reported on a Form 13G/A filed with the SEC on February 1, 2017 holdings of common stock. It has sole voting power with respect to 6,189,864 shares of common stock and sole dispositive power with respect to 7,237,431 shares of common stock.

The following tables show the amount of Dana common stock beneficially owned as of February 27, 2017 by our current Directors and named executive officers and by our Directors and executive officers as a group.

Name of Beneficial Owner	Shares(1)	Restricted Stock Units(2)	Shares Acquirable within 60 Days(3)	Percent of Class
Aziz S. Aghili	5,500		68,924	*
Jonathan M. Collins	0		0	*
Rachel A. Gonzalez	0		0	*
James K. Kamsickas	57,003		0	*
Virginia A. Kamsky	35,548		0	*
Terrence J. Keating	49,819	54,703	2,321	*
Raymond E. Mabus, Jr.	0		0	*
R. Bruce McDonald	20,625		0	*
Robert D. Pyle	12,698		41,029	*
Mark A. Schulz	24,980		0	*
Mark E. Wallace	144,842		0	*
Keith E. Wandell	49,690		58,263	*
All Directors and executive officers as a group (16 persons)	573,795	54,703	1,680,923	1.6%

*	Represents holdings of less than one percent of Dana’s common stock

Footnotes:

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. None of the persons listed above has pledged his or her shares of common stock.
(2)	Reflects the number of restricted stock units (RSUs) credited as of February 27, 2017 to the accounts of certain non-employee Directors who elected to defer a percentage of their annual retainer into restricted stock units under our 2012 Dana Holding Corporation Omnibus Incentive Plan. RSUs are payable in shares of Dana common stock or, at the election of Dana, cash equal to the market value per share as described under the caption “Compensation of Directors” above. RSUs do not have current voting or investment power. Excludes RSUs awarded to Non-employee Directors and certain executive officers that have not vested under their vesting schedules.
(3)	Reflects the number of shares that could be purchased by exercise or options exercisable as of February 27, 2017, or within 60 days thereafter under the Plan and the number of shares underlying RSUs that vest within 60 days of February 27, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Dana’s directors, executive officers and persons who own more than ten percent (10%) of a registered class of Dana’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons (except for one late Form 4 related to Mr. Pyle due to an administrative error by Dana), Dana believes that, during the year ended December 31, 2016, each of its executive officers, directors and greater than ten percent shareholders complied with all such applicable filing requirements.

PROPOSAL II SUBMITTED FOR YOUR VOTE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote on an advisory (non-binding) basis on our compensation policies and practices and the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. In 2011, our Board of Directors, upon the recommendation of Dana’s shareholders, elected to hold an annual advisory vote on Dana’s executive compensation practices.

As discussed in our introductory shareholder outreach letter and Compensation Discussion and Analysis (CD&A) above, the overall objectives of Dana’s executive compensation program are to attract, motivate, reward and retain talent. We believe that in order to achieve our objectives, our compensation and benefits must be competitive with executive compensation arrangements generally provided to other executive officers at similar levels at other companies where we compete for talent. The various components of Dana’s executive compensation program are designed to:

•	Align management incentives and shareholder interests;

•	Motivate executive management and employees to focus on business goals over short and long term horizons; and

•	Attract and retain executive talent.

We believe that Dana’s executive compensation programs have been effective at incentivizing the achievement of positive results, appropriately aligning pay and performance and in enabling Dana to attract and retain very talented executives within our industry. We encourage you to read our shareholder outreach letter highlighting the alignment between executive pay and Company performance and our CD&A contained within this proxy statement for more detailed discussion of our compensation policies and procedures.

As required by Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our executive compensation policies and practices as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2016 executive compensation policies and procedures for our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Dana Incorporated (Dana) approve, on an advisory basis, the compensation of Dana’s named executive officers, as disclosed in Dana’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission as set forth in Item 402 of Regulation S-K (including the Compensation Discussion & Analysis, the compensation tables and narrative discussion).

Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our shareholders’ concerns and take them into account when designing future executive compensation programs.

DANA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL III SUBMITTED FOR YOUR VOTE

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the non-binding advisory vote on executive compensation, the Dodd-Frank Act also enables our shareholders to express their preference for the frequency of having an executive compensation vote. This non-binding “frequency” vote is required at least once every six years. The last vote took place at our Annual Shareholder Meeting in May 2011. During that meeting, a majority of Dana’s shareholders cast their vote in favor of holding an annual advisory vote on the compensation of our named executive officers.

Shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years, or every three years. Shareholders also may abstain from casting a vote on this proposal.

Our Board of Directors has determined an annual advisory vote on executive compensation permits our shareholders to continue to provide direct input on the company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. For that reason, the Board of Directors recommends a vote for the holding of advisory votes on executive compensation every year. Shareholders, however, are not voting to approve or disapprove the Board’s recommendation of an annual vote.

While approval of the foregoing requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that will be considered selected by shareholders. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our shareholders and Dana to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

DANA’S BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL IV SUBMITTED FOR YOUR VOTE

APPROVAL OF THE 2017 DANA INCORPORATED OMNIBUS INCENTIVE PLAN

Background

In February 2017, our Compensation Committee and the Board of Directors (Board) approved the 2017 Dana Incorporated Omnibus Incentive Plan (2017 OIP), subject to shareholder approval. The 2017 OIP provides for the grant to i) employees, ii) non-employee directors, and iii) service providers of Dana or its subsidiaries of options to purchase shares of common stock and other awards, which awards may be stock options (both incentive stock options (ISOs) and non-qualified stock options (NQSOs) (collectively, Options)), appreciation rights (ARs), restricted stock (Restricted Stock), restricted stock units (RSUs) and performance shares (Performance Shares) and performance units (Performance Units) (collectively, Performance Awards) and other awards that are stock-based, cash-based or a combination of both (Other Awards) (collectively, Awards). The 2017 OIP is designed to replace the 2012 Dana Holding Corporation Omnibus Incentive Plan (Prior Plan). Existing Awards previously granted under the Prior Plan will continue to remain outstanding in accordance with their terms; however, if the 2017 OIP is approved by the shareholders, all future Awards will be made under the 2017 OIP. If the 2017 OIP is not approved by our shareholders, it will not be adopted, and we will continue to operate under the Prior Plan until its expiration.

The Board is asking our shareholders to approve the 2017 OIP to enable it to issue ISOs under Section 422 of the Internal Revenue Code (Code), and to qualify certain Awards as “performance-based compensation” under Section 162(m) of the Code. In addition, the NYSE, on which the shares of our common stock are listed, requires shareholder approval of the 2017 OIP.

Current Equity Compensation Plan Information

The following table contains information at December 31, 2016 about shares of stock which may be issued under our equity compensation plans, all of which have been approved by our shareholders.

(Shares in millions)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	3.9	$14.56	3.2
Equity compensation plans not approved by security holders
Total	3.9	$14.56	3.2

Notes:

1.	In addition to stock options, restricted stock units and performance shares have been awarded under Dana’s equity compensation plans and were outstanding at December 31, 2016.

2.	Calculated without taking into account the 2.4 shares of common stock subject to outstanding restricted stock and performance share units that become issuable as those units vest since they have no exercise price and no cash consideration or other payment is required for such shares.

Shareholder Approval; Best Practices

If the 2017 OIP is adopted by our shareholders, we will not make any new grants of awards under the Prior Plan. The 2017 OIP submitted for approval reflects current practices in equity incentive plans that we consider best practices such as:

•	No Evergreen Feature. The 2017 OIP does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•

Conservative Share Reuse Provision. Shares subject to an award under the 2017 OIP will not be available for reuse if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation.

•

Minimum Vesting Period. Awards granted after April 27, 2017 must have a vesting period of at least twelve months, with the exception that up to 5% of the share reserve may have a shorter vesting period.

•	Repricings and Exchanges Prohibited. The 2017 OIP prohibits the repurchase, cancellation and exchange of out-of-the-money outstanding Options or ARs for consideration.

•	Discount Options and ARs Prohibited. All Options and ARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the Option or AR is granted.

•

Double Trigger Change-in-Control Provisions. The change-in-control provisions under the 2017 OIP provide for acceleration of vesting the event of a change in control only if the 2017 OIP does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

•	No Dividends on Unearned Awards. The 2017 OIP prohibits the current payment of dividends or dividend equivalents on unearned Awards subject to performance conditions.

•

Tax-Deductible Cash Incentive Awards. The 2017 OIP allows for payment of cash incentives, so that future awards may be made to certain officers that are eligible to be deducted under Section 162(m) of the Code for “performance-based compensation.”

A summary of the 2017 OIP is set forth below. This summary is qualified in its entirety by reference to the full text of the 2017 OIP, which is attached as Appendix A to this proxy statement.

General Plan Information. The 2017 OIP is intended to permit the grant of Options (both ISOs, NQSOs or a combination of both), ARs, Restricted Stock, RSUs, Performance Awards and Other Awards. All Awards granted under the 2017 OIP will be governed by separate written or electronic agreements or other evidence of award between Dana and each participant. The evidence of award will specify the terms and conditions of the Award. No right or interest of a participant in any Award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the 2017 OIP and any Awards granted thereunder.

Administration. We will bear all expenses of administering the 2017 OIP. Our Compensation Committee will administer the 2017 OIP and has the authority to grant Awards to participants upon such terms and conditions (not inconsistent with the provisions of the 2017 OIP) as it may consider appropriate. The interpretation and construction by the Compensation Committee of any provision of the 2017 OIP or of any evidence of award, and any determination by the Compensation Committee pursuant to any provision of the 2017 OIP or of any evidence of award, are considered final and conclusive. To the extent permitted by law as well as limits under the 2017 OIP, the Board or the Compensation Committee, as applicable, may, from time to time, delegate to one or more of its members or to one or more officers of Dana, or to one or more agents or advisors, administrative duties or powers as it may deem advisable, and the Board, the Compensation Committee or any person to whom duties or powers have been delegated, may utilize third parties to provide advice with respect to any responsibility the Board or the Compensation Committee or such person may have under the 2017 OIP. In addition, the Compensation Committee may authorize one or more of our executive officers, including our CEO, to do one or both of the following on the same basis as the Compensation Committee: (i) designate participants to be recipients of Awards and (ii) determine the size of any such Awards. The authorized officer(s) are required to report periodically to the Compensation Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. This authority may not be delegated with respect to Awards to any executive officer, director or owner of more than 10% of Dana’s equity securities.

Eligibility for Participation. Any of our employees or service providers, employees or service providers of our subsidiaries and non-employee members of our Board are eligible to receive an Award under the 2017 OIP. However, ISOs may only be granted to employees of Dana or its majority-owned subsidiaries. Because the 2017 OIP provides for broad discretion in selecting participants and in making Awards, the total number of persons who will participate in the 2017 OIP and the benefits that will be provided to the participants cannot be determined at this time.

Shares Available for Issuance Under the 2017 OIP. Subject to adjustment as provided in the 2017 OIP, the number of shares of our common stock reserved for issuance under the 2017 OIP is 3,700,000, plus (i) any shares of common stock available for future awards under the Prior Plan; and (ii) any shares of common stock that are represented by awards granted under the Prior Plan which are forfeited, expire or are cancelled without delivery of the shares or which result in the forfeiture of shares back to Dana. Any shares related to awards under the 2017 OIP that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are settled in cash in lieu of shares, will be available again for grant under the 2017 OIP. Notwithstanding the foregoing, (x) upon the exercise of a stock-settled stock appreciation right or net-settled option granted under the 2017 OIP, the number of shares subject to the Award (or portion of the Award) that is then being exercised will be counted against the maximum aggregate number of shares that may be issued under the 2017 OIP as provided above, on the basis of one share for every share, regardless of the actual number of shares issued upon exercise and (y) any shares withheld (or, with respect to restricted stock, returned) in satisfaction of tax withholding obligations will be counted as shares issued.

The number of shares of common stock actually issued or transferred by Dana upon the exercise of ISOs will not exceed 4,000,000. In addition, during any calendar year no participant will be granted Options and ARs and other Awards with rights which are substantially similar to Options or ARs, in the aggregate, for more than 2,000,000 shares of common stock. Further, during any calendar year no participant will be granted performance vesting Restricted Stock or RSUs or stock-denominated Performance Shares or Other Awards with rights which are substantially similar to Performance Shares for more than 1,500,000 shares of common stock. During any calendar year no participant will be granted Performance Units or cash-denominated Other Awards with rights which are substantially similar to Performance Units pursuant to which the Participant can receive, in the aggregate, more than $15,000,000. Any Awards granted by Dana in substitution for Awards granted by companies acquired by Dana (Substitute Awards) will not reduce the shares of common stock available for Awards under the 2017 OIP.

Description of Awards Under the 2017 OIP.

Stock Options. Our Compensation Committee may award ISOs, which are intended to comply with Section 422 of the Code, NQSOs, which are not intended to comply with Section 422 of the Code or a combination of both. An evidence of award will be given to a participant who receives a grant and will set forth i) the number of shares granted; ii) the exercise price, which may not be less than the fair market value of the underlying shares of common stock on the date the Option is granted; iii) the method by which the exercise price is payable; iv) the conditions to become exercisable (including without limitation the attainment of performance objectives) and the period(s) for which they will remain exercisable and v) such other terms as the Compensation Committee or an authorized officer may approve, including without limitation provisions under which some portion or all of the Options or proceeds attributable to them may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.

Successive grants may be made to the same participant whether or not any previous grants remain unexercised. Options granted after April 27, 2017, 2017 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vested period. Any grant may provide for the earlier exercise or other modifications in the event of specified terminations of the participant’s employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. The exercise of an Option will result in the cancellation on a share-for-share basis of any related tandem appreciation right authorized. No Option granted will be exercisable for more than ten years from the date it was granted. Except as provided in an evidence of award, in the event of a participant’s termination of employment or service, any Options that have not vested as of the termination date will be cancelled and immediately forfeited, without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant. In no event may an Option be repurchased or cancelled in exchange for cash or other consideration at a time when the exercise price exceeds the fair market value of the shares of common stock.

Appreciation Rights. The Compensation Committee may grant i) tandem ARs with Options or ii) freestanding ARs unrelated to Options. A tandem AR gives the participant holding an associated Option a right, exercisable by the surrender of the Option, to receive an amount determined by the Compensation Committee or an authorized officer, which is a percentage of the spread on the related Option (not exceeding 100%) at the time of exercise. Tandem ARs may be granted at any time prior to the exercise or termination of the related Option, although a tandem AR awarded in relation to an ISO must be granted concurrently with the ISO. Free-standing ARs grant the participant the right to receive an amount determined by the Compensation Committee or an authorized officer, which is a percentage of the spread (not exceeding 100%) at the time of exercise.

An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock to which it pertains; ii) the percentage of the spread (not exceeding 100%) payable at the time of exercise and whether such amount will be paid in cash, in shares of common stock or a combination; iii) the conditions to become exercisable (including without limitation the attainment of performance objectives) and the exercise period; and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of the ARs or proceeds attributable to them may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.

ARs granted after April 27, 2017, 2017 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vested period. A grant may provide for an earlier exercise or other modifications in the event of specified terminations of the participant’s employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as provided in an evidence of award, in the event of a participant’s termination of employment or service, any ARs that have not vested as of the participant’s termination date will be cancelled and immediately forfeited, without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant.

A grant of tandem ARs will provide that such grant may be exercised only at a time when the related Option is also exercisable and at a time when the spread is positive, and by surrender of the related option for cancellation. Successive grants of tandem ARs may be made to the same participant regardless of whether any previous grants remain unexercised.

With respect to free-standing ARs only i) each grant will specify a base price which may not be less than the market value per share on the grant date; ii) successive grants may be made regardless of whether any previous grant(s) remain unexercised; and iii) no grant may be exercised more than ten years from the grant date. In no event may an AR be repurchased or cancelled in exchange for cash or other consideration at a time when the exercise price exceeds the fair market value of the shares of common stock.

Restricted Stock. The Compensation Committee or an authorized officer may grant Restricted Stock. Each grant constitutes an immediate transfer of ownership of shares of Dana common stock entitling the participant to voting, dividend and other ownership rights, subject to a substantial risk of forfeiture and restrictions on transfer pending lapse of the forfeiture risk.

An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock to which it pertains; ii) any restrictions on transfer and forfeitability provisions; iii) the conditions under which restrictions on transfer and forfeitability provisions will lapse, including without limitation upon the attainment of performance objectives; and (iv) such other terms the Compensation Committee or an authorized officer may approve, including without limitation provisions under which some portion or all of the Restricted Stock or proceeds attributable to it may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.

Restricted Stock granted after April 27, 2017 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vested period. A grant may provide for the earlier lapse of restrictions or other modifications in the event of terminations of employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as otherwise provided in an evidence of award, in the event of a participant’s termination of employment or service, any Restricted Stock that has not yet become free of restrictions will be immediately forfeited, without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant. A grant may require that any or all dividends or other distributions paid during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock (which may be subject to the same restrictions as the underlying Award) or be paid in cash on a deferred or contingent basis (subject to any restrictions on performance-based Awards).

Restricted Stock Units. The Compensation Committee or an authorized officer may grant RSUs. A grant will constitute the agreement by Dana to deliver shares of its common stock or cash to the participant in the future in consideration of the performance of services. An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock to which it pertains; ii) the conditions for the RSUs or installments to vest (including without limitation the attainment of performance objectives); iii) form of payment and time(s) payable; and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of an RSU or proceeds attributable to it may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.

During the restriction period, no participant will have the rights of a shareholder of any shares of common stock, but the Compensation Committee or an authorized officer may authorize the payment of dividend equivalents on such RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of common stock (subject to any restrictions on performance-based Awards). RSUs granted after April 27, 2017 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vested period. A grant of RSUs may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the participant’s employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as otherwise provided in an evidence of award, in the event of a participant’s termination of employment or service, any RSU that has not yet become vested will be immediately forfeited without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant.

Performance Shares and Performance Units. The Compensation Committee or an authorized officer may grant Performance Shares and Performance Units that will become payable upon achievement of specified performance objectives during performance periods. An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of units or shares of common stock to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Performance Award where such action would result in the loss of an otherwise available exemption of the Award under Section 162(m) of the Code; ii) the conditions for the Performance Awards or installments to vest; iii) form of payment and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of the Performance Awards or proceeds attributable thereto may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.

Performance Awards granted after April 27, 2017 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vested period. A grant of Performance Awards may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as provided in an evidence of award, in the event of a termination of employment or service, any Performance Award that has not yet become vested will be immediately forfeited, without further action, and the participant will have no further rights in respect of such grant. During the performance period, the participant will have none of the rights of a shareholder with respect to Performance Shares, but the Compensation Committee or authorized officer may authorize the payment of dividend equivalents on Performance Shares on either a current, deferred or contingent basis, either in cash or in additional shares of common stock (subject to any restrictions on performance-based Awards).

Other Awards. The Compensation Committee or an authorized officer may authorize grants of other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to: i) shares of Dana common stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of Dana or any other factors designated by the Compensation Committee or authorized officer, and awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of, Dana, ii) cash, or iii) any combination of the foregoing, including without limitation grants of cash or shares of common stock as a bonus or in lieu of obligations of Dana to pay cash or deliver other property under the 2017 OIP or under other plans or compensatory arrangements, all subject to such terms determined by the Compensation Committee or authorized officer.

An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock and/or the amount of cash to which it pertains; ii) the conditions for the Other Award or installments to vest (including without limitation the attainment of performance objectives); iii) the form of payment; and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of the Other Award or proceeds attributable thereto may be subject to recoupment in circumstances of conduct deemed detrimental to Dana. Other Awards granted after April 27, 2017 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vested period. A grant of an Other Award may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as provided in an evidence of award, in the event of termination of employment or service, any Other Award that has not yet become vested will be immediately forfeited, without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant.

Awards to Non-Employee Directors. The Board may from time to time grant Awards to Non-Employee Directors upon the terms and conditions otherwise applicable to the grants of Awards under the 2017 OIP. If a Non-Employee Director subsequently becomes an employee of Dana while remaining a member of the Board, any Award held by such individual at the time will not be affected.

Performance Measures. The Compensation Committee may grant Awards under the 2017 OIP subject to the attainment of measurable performance objectives. Performance objectives may be described in terms of Dana-wide objectives or objectives that are related to the performance of a joint venture, subsidiary, business unit, division, department, business segment, region or function and/or that are related to the performance of the individual participant. Performance objectives may be made relative to the performance of other companies or an index covering multiple companies. The performance objectives applicable to any performance-based Award will be based on specified levels of or growth in one or more of the following criteria: i) net sales; ii) revenue; iii) revenue growth or product revenue growth; iv) operating income (before or after taxes, including operating income before depreciation and amortization); v) income (before or after taxes and before or after allocation of corporate overhead and bonus); vi) net earnings; vii) earnings per share; viii) net income (before or after taxes); ix) return on equity; x) total stockholder return; xi) return on assets or net assets; xii) appreciation in and/or maintenance of share price; xiii) market share; xiv) gross profits; xv) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); xvi) economic value-added models or equivalent metrics; xvii) reductions in costs; xviii) cash flow or cash flow per share (before or after dividends); xix) return on capital (including return on total capital or return on invested capital); xx) cash flow return on investment; xxi) improvement in or attainment of expense levels or working capital levels; xxii) operating, gross, or cash margins; xxiii) year-end cash; xxiv) debt reductions; xxv) stockholder equity; xxvi) regulatory achievements; xxvii) operating performance; xxviii) market expansion; xxix) customer satisfaction; xxx) employee satisfaction; xxxi) implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; or xxxii) a published or a special index deemed applicable by the Compensation Committee or any of the above criteria as compared to the performance of any such index.

In connection with the establishment of performance objectives, except as otherwise required under Section 162(m) of the Code, the Compensation Committee at any time may exclude the impact on performance of charges for restructuring, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the SEC and as identified in Dana’s audited financial statements, notes to such financial statements or management’s discussion and analysis in Dana’s annual report or other filings with the SEC. With respect to any grant under the 2017 OIP, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of Dana, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may in its discretion modify such performance objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except as otherwise required under Section 162(m) of the Code.

Subject to the individual and other 2017 OIP limits described above, the number of performance-based Awards granted to any participant in any year is determined by the Compensation Committee in its sole discretion. The Compensation Committee may reduce, but not increase, the value of a performance-based Award.

Adjustments. The Board shall make or provide for adjustments in the numbers of shares of common stock covered by outstanding Options, ARs, RSUs, Performance Awards and Other Awards, in the option price and base price provided in outstanding Options and ARs, and in the kind of shares covered thereby, as equitably required to prevent dilution or enlargement of the rights of participant that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Dana, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding Awards alternative consideration (including cash), if any, as it may determine, in good faith, to be equitable in the circumstances and may require the surrender of all Awards to be replaced. The Compensation Committee also will make or provide for adjustments in the numbers of shares as is appropriate to reflect any transaction or event described above.

Change in Control. In the event of a “Change in Control” (as defined in the 2017 OIP), except as otherwise provided in an evidence of award or by the Compensation Committee on the grant date, to the extent outstanding Awards granted under the 2017 OIP are not assumed, converted or replaced by the resulting entity or its direct or indirect parent, all outstanding Awards that may be exercised will become fully exercisable, all restrictions with respect to outstanding Awards will lapse and become vested and non-forfeitable, and any specified performance objectives with respect to outstanding Awards will be deemed to be satisfied at target.

Except as otherwise provided in an evidence of award or by the Compensation Committee, to the extent outstanding Awards granted are assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, any outstanding Awards that are subject to performance objectives will be converted by the resulting entity or its direct or indirect parent, as if target performance had been achieved as of the date of the Change in Control, and each Award of: (i) Performance Shares or Performance Units will continue to vest during the remaining performance period, (ii) Restricted Stock will remain subject to the otherwise applicable vesting conditions during the remaining vesting period, (iii) RSUs will remain subject to the applicable vesting conditions during the restriction period, and (iv) all other Awards will remain subject to the applicable vesting conditions during the remaining vesting period, if any.

Except as otherwise provided in an evidence of award or by the Compensation Committee, to the extent outstanding Awards granted are either assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, if a participant’s service is terminated without cause by Dana or the resulting entity or a participant resigns his or her employment for good reason (as those terms are defined in his or her employment agreement as applicable and otherwise in an evidence of award), in either case, all outstanding Awards held by the participant that may be exercised will become fully exercisable and all restrictions with respect to outstanding Awards will lapse and become vested and non-forfeitable.

The Board in its discretion, at or after a grant date, may (i) provide for the cancellation of each outstanding and unexercised Option or AR with an option or base price, less than the highest price per share of common stock paid for a share of common stock in the Change in Control (or, if less, the market value per share at the time of cancellation to the extent required to avoid imposition of a tax under Section 409A of the Code) (such amount the “Transaction Consideration”) in exchange for a cash payment to be made at the same time as payment is made to holders of common stock in connection with the Change in Control in an amount equal to the amount by which the Transaction Consideration exceeds the option or base price, as applicable, multiplied by the number of shares of common stock granted under the Option or AR, and (ii) provide for the cancellation of each outstanding and unexercised Option or AR with an option or base price, as applicable, equal to or more than the Transaction Consideration without any payment to the holder of such Option or AR, as applicable.

Non-U.S. Participants. The Board or the Compensation Committee may provide for special terms for Awards to participants who are foreign nationals or who are employed by Dana outside of the United States of America or who provide services to Dana under an agreement with a foreign nation or agency, as the Board or the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve supplements to or amendments, restatements or alternative versions of the 2017 OIP as it may consider necessary or appropriate for such purposes. No special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the 2017 OIP as then in effect unless such revisions are permitted without further approval by the stockholders of the Corporation.

Transferability. Except as otherwise determined by the Board or the Compensation Committee, no Award or dividend equivalents paid may be transferable by a participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of Dana as the Board or the Compensation Committee may determine. If approved by the Compensation Committee, each participant may, in a manner established by the Board or the Compensation Committee, designate a beneficiary to exercise the rights of the participant with respect to any Award upon the death of the participant and to receive shares of common stock or other property issued upon such exercise.

The Compensation Committee or an authorized officer may specify on the grant date that part or all of the shares of common stock that are (i) to be issued or transferred by Dana upon the exercise of an Option or ARs, upon the termination of the restriction period applicable to RSUs or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer, will be subject to further restrictions on transfer.

The Board or the Compensation Committee may determine that Awards (other than ISOs) may be transferable by a participant, without payment of consideration by the transferee, only to any one or more family members of the participant. No transfer will be effective unless reasonable prior notice is delivered to Dana and the transfer is effected in accordance with any terms and conditions that were made applicable. Any transferee will be subject to the same terms and conditions as the participant.

Section 162(m). Section 162(m) of the Code places a limit of $1 million on the amount we may deduct in any one year for compensation paid to our principal executive officer and our other three most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. Awards made pursuant to the 2017 OIP may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m). To qualify for this exception, the shareholders must approve the material terms of the performance goals of the 2017 OIP.

To continue to qualify for this exception, our shareholders generally must reapprove the material terms of the performance goals of the 2017 OIP not less frequently than every five years.

Approval of the 2017 OIP by our shareholders at the 2017 Annual Shareholder Meeting will be deemed to constitute approval of the material terms of the performance goals under the 2017 OIP for purposes of Section 162(m). The material terms of the performance goals include the persons eligible to participate in the 2017 OIP, as described under the heading “Eligibility for Participation” above, the performance measures upon which performance-based Awards will be based, as described under the heading “Performance Measures” above, and the maximum shares or cash value of Awards that may be granted to an individual in any one year, as described under the heading “Shares Available for Issuance Under the 2017 OIP” above.

Federal Income Tax Consequences

The following discussion covers some of the United States federal income tax consequences with respect to Awards that may be granted under the 2017 OIP. This summary does not describe state, local, or foreign tax consequences of an individual’s participation in the 2017 OIP.

Options. A participant will not recognize income for federal income tax purposes when ISOs are granted or timely exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the Options are granted or within one year after the issuance of shares upon exercise of the ISO, the participant will recognize in the year of disposition: (a) ordinary income, to the extent the lesser of either (1) the fair market value of the shares on the date of Option exercise, or (2) the amount realized on disposition, exceeds the Option exercise price; and (b) capital gain, to the extent the amount realized on disposition exceeds the sum of the exercise price paid and any ordinary income recognized by the participant. If the shares are sold after expiration of these holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the Option exercise price.

Exercise of an ISO will be timely if made during its term and if the participant remains employed at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies while employed or within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NQSOs discussed below.

The exercise of an ISO may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an ISO over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes.

With respect to NQSOs, the participant will recognize no income upon grant of the Option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of Option exercise over the Option exercise price. Upon a subsequent disposition of the shares received from the exercise of an NQSO, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

Appreciation Rights. The recipient of a grant of ARs will not realize taxable income on the date of the grant. Upon the exercise of ARs, the recipient will realize ordinary income equal to the amount of cash or the fair market value of stock received.

Restricted Stock. A participant holding Restricted Stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting. Dividends paid to the participant on the Restricted Stock during the restriction period will generally be ordinary income to the participant.

Under Section 83(b) of the Code, a participant may elect (not later than 30 days after acquiring the Restricted Stock) to recognize ordinary income at the time the shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that the shares are subject to transferability restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. However, if the shares are later forfeited, no tax deduction is allowable to the participant, and Dana will recognize ordinary income equal to the amount of its deduction when the participant made the Section 83(b) election.

Restricted Stock Units and Performance Awards. A participant holding RSUs or Performance Awards will, at the time the RSUs or Performance Awards become payable, realize ordinary income in an amount equal to the fair market value of the shares and any cash received.

Other Awards. The tax consequences of Other Awards will depend upon the terms and conditions of such Awards as determined by the Compensation Committee. However, a participant holding Other Awards will generally realize ordinary income in an amount equal to the fair market value of the shares or cash received at the time of payment of shares or cash.

Federal Tax Consequences to Dana. In general, we will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to the employee as ordinary income, except to the extent prohibited by Section 162(m). To the extent a participant realizes capital gains, as described above, we will not be entitled to any corresponding deduction for federal income tax purposes.

Dividends and Dividend Equivalents. The Compensation Committee may provide the participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of common stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or ARs or (ii) unearned Performance Awards or other unearned Awards subject to performance conditions.

Award Deferral and Compliance with Section 409A of the Code. The Compensation Committee may permit participants to elect to defer the issuance of stock or the settlement of Awards in cash (other than with respect to Options or ARs) pursuant to such rules, procedures or programs as it may establish. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, provided that no dividend equivalents shall be payable in respect of outstanding Options or unearned Performance Awards or other unearned Awards subject to performance conditions. However, it is intended that any grants made will be exempt from Section 409A of the Code or are structured in a manner that would not cause a participant to be subject to taxes and interest pursuant to Section 409A of the Code.

Effective Date. The 2017 OIP will be effective as of the date it is approved by the shareholders. It will terminate on the tenth anniversary of that date unless earlier terminated in accordance with its provisions. Awards outstanding as of the date of termination of the 2017 OIP will not be affected or impaired by the termination.

Amendments and Termination. The 2017 OIP and any Award may be amended, suspended or terminated at any time by the Board, provided no amendment is permitted without shareholder approval if shareholder approval is required in order to comply with applicable law or the rules of the New York Stock Exchange or any other securities exchange on which our common stock is traded or quoted. Except as otherwise permitted, no termination, suspension or amendment of the 2017 OIP or any Award will adversely affect the right of any participant with respect to any Award granted, as determined by the Compensation Committee, without a participant’s written consent.

Dana will obtain shareholder approval for: i) a reduction in the exercise price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price) other than equitable adjustments in accordance with the 2017 OIP; ii) any amendment to materially expand the group of individuals eligible for Awards under the 2017 OIP; iii) an increase to the maximum number of shares of common stock available for issuance under the 2017 OIP (other than equitable adjustments in accordance with the 2017 OIP); or (iv) amendments that would materially increase the benefits accruing to participants.

Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted for grants or awards held by employees of a company or entity who become Dana employees as a result of the acquisition, merger or consolidation of the employer company by or with Dana. Except as otherwise provided by applicable law and notwithstanding anything in the 2017 OIP to the contrary, the terms, provisions and benefits of the Substitute Awards grant may vary from those set forth in or required or authorized by the 2017 OIP to such extent as the Compensation Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

Additional Information Regarding New Plan Benefits. We do not have any current proposals, plans or arrangements, written or otherwise, to grant any specific Awards under the 2017 OIP to any executive officers or other employees or service providers of Dana. Accordingly, future Awards under the 2017 OIP to executive officers and other employees or service providers are not determinable at this time. Reference is made to the tables captioned “Summary Compensation Table,” “2016 Grants of Plan-Based Awards,” “2016 Outstanding Equity Awards at Fiscal Year-End,” and “2016 Option Exercises and Stock Vested” in this Proxy Statement for detailed information on incentive awards granted and the exercise of stock options by certain executive officers under the Prior Plan during the three most recent fiscal years.

Market Price of the Common Stock. As of March 1, 2017, the fair market value of our common stock was $19.37 per share, based on the closing price of the common stock as reported by the NYSE.

DANA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE 2017 DANA INCORPORATED OMNIBUS INCENTIVE PLAN.

PROPOSAL V SUBMITTED FOR YOUR VOTE

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Dana has selected PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2017, and recommends that the shareholders vote for ratification of such appointment.

As a matter of good corporate governance, the selection of PwC is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if PwC is ratified as the independent registered public accounting firm by the shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Dana and its shareholders. Representatives of PwC are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

DANA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

PwC’s aggregate fees for professional services rendered to Dana worldwide were approximately $10.1 million and $8.5 million in the fiscal years ended December 31, 2016 and 2015. The following table shows details of these fees (in millions), all of which were pre-approved by our Audit Committee.

Service	2016 Fees	2015 Fees
Audit Fees
Audit and review of consolidated financial statements and statutory financial statements of international subsidiaries	$7.8	$7.3
Total Audit Fees	$7.8	$7.3
Audit-Related Fees
Other audit services, including statutory attestation services and internal control assistance in connection with systems implementation initiatives	$.4	$.8
Total Audit-Related Fees	$.4	$.8
Tax Service Fees
Tax preparation and tax consulting services	-	$.1
Total Tax Service Fees	-	$.1
All Other Fees
Manufacturing optimization advisory services	$1.7	$.3
Acquisition due diligence	$.2
Total All Other Fees	$1.9	$.3

Audit Committee Pre-Approval Policy

Our Audit Committee pre-approves the audit and non-audit services performed by our independent registered public accounting firm, PwC, in order to assure that the provision of such services does not impair PwC’s independence. The Audit Committee annually determines which audit services, audit-related services, tax services and other permissible non-audit services to pre-approve and creates a list of the pre-approved services and pre-approved cost levels. Unless a type of service to be provided by PwC has received general pre-approval, it requires specific pre-approval by the Audit Committee or the Audit Committee Chairman or a member whom he or she has designated. Any services exceeding pre-approved cost levels also require specific pre-approval by the Audit Committee. Management monitors the services rendered by PwC and the fees paid for the audit, audit-related, tax and other pre-approved services and reports to the Audit Committee on these matters at least quarterly. We did not approve the incurrence of any fees pursuant to the exceptions to the pre-approval requirements set forth in applicable SEC disclosure rules.

The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, will not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Dana specifically incorporates such information by reference, and will not be otherwise deemed filed under such acts.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Dana’s financial reporting process on behalf of the Board of Directors and is comprised only of outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the New York Stock Exchange and the SEC. In addition to its duties regarding oversight of Dana’s financial reporting process, including as it relates to the integrity of the financial statements, the independent registered public accounting firm’s qualifications and independence and the performance of the independent registered public accounting firm and Dana’s internal audit function, the Audit Committee also has sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm as provided in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee Charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed the audited financial statements included in Dana’s Annual Report on Form 10-K with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.

Audit Committee discussions with the independent registered public accounting firm included those required under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB), and Statement on Auditing Standards No. 90, Audit Committee Communications. Further, the Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB for independent auditor communications with Audit Committees concerning independence. The Audit Committee discussed with the independent auditors their independence from management and Dana, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent auditors are compatible with maintaining the auditors’ independence. In addition, the Audit Committee reviewed with the independent auditors all critical accounting policies and practices to be used.

In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Dana’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee

R. Bruce McDonald, Chairman

Terrence J. Keating

Mark A. Schulz

February 15, 2017

PROPOSAL VI SUBMITTED FOR YOUR VOTE

SHAREHOLDER PROPOSAL

The following shareholder proposal will be voted on at the Annual Meeting if properly presented by or on behalf of the shareholder proponent. Approval of this proposal would require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. John Chevedden of 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, who indicated he holds at least 200 shares of Dana stock, submitted this proposal.

The Board unanimously recommends a vote “AGAINST” this proposal.

Proposal [4] Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against, such proposals consistent with applicable laws.

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. Currently a 1%-minority can frustrate the will of our 66%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving our charter.

Please vote to enhance shareholder value:

Simple Majority Vote—Proposal [4]

Board of Directors’ Statement in Opposition

We are committed to corporate governance policies and practices that enhance returns and that protect and are in the best interests of all shareholders. After careful consideration, our Board believes that the supermajority voting requirements are appropriate for the reasons stated below. Our Board therefore opposes the proposed resolution to repeal our supermajority voting protections and recommends that shareholders vote “AGAINST” this proposal:

Dana’s supermajority voting protections ensure that a broad consensus of shareholders agree on significant corporate governance matters.

Under our existing governance documents, for most matters submitted for shareholder approval, a simple majority of the voting power of the outstanding voting stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter applies. Only with respect to a few fundamental corporate governance issues is a higher vote percentage required.

Our Certificate of Incorporation requires the approval of a supermajority of the outstanding voting stock to (i) remove directors and (ii) amend certain provisions of our Certificate of Incorporation, including provisions related to shareholder meetings and our Board. In addition, our Certificate of Incorporation and Bylaws require the approval of a supermajority of the outstanding voting stock to amend certain provisions of our Bylaws, including provisions related to stockholder meetings and our Board.

The supermajority vote provisions were approved in connection with our restructuring in 2008, and reflected the desire of Dana and our shareholders to ensure long-term stability. These higher vote thresholds ensure that a broad consensus of shareholders agree on these key corporate governance issues before any changes are made. We believe that this ensures consistency in governance practice and protects all shareholders from special interests or trends that may arise at any one point in time, but are not in the long-term interests of all shareholders as a group. Our Board believes that Dana benefits from the existing supermajority vote requirement because it enhances corporate stability and enables our Board to pursue long-term corporate strategies for the benefit of all shareholders. Our Board believes that the current supermajority voting standard is preferable because it enables us to take into account the interests of all of our shareholders and not sacrifice the long-term success of Dana for short-term benefits. Major steps such as the removal of directors or certain amendments to our Certificate of Incorporation or Bylaws should have the support of a supermajority of the shareholders.

The supermajority voting provisions protect Dana shareholders against coercive takeover tactics and other special interest maneuvers.

Our supermajority vote provisions are designed to protect all Dana shareholders against coercive takeover tactics or other special interest maneuvers by requiring that a broad consensus of shareholders agree on significant corporate matters. Supermajority voting requirements on fundamental corporate matters help to protect shareholders against self-interested and potentially abusive proposals by certain shareholders who may seek to advance their short-term interests over the interests of the majority of our shareholders.

Dana’s governance practices and current strategy aim to deliver long-term results to shareholders.

Our governance structure positions Dana for profitable long-term growth, which benefits our shareholders. Dana has recently announced long-term strategic initiatives, including (i) investing in its current business through critical spending to deliver backlog and grow profitably and (ii) pursuing new business acquisitions that are accretive and enhance our competitive position. The additional stability afforded by supermajority voting requirements is expected to facilitate the realization of value from our current initiatives spearheaded by Mr. Kamsickas, who joined Dana in August 2015 to serve as our President and Chief Executive Officer, and Mr. Collins, who joined Dana in March 2016 to serve as our Executive Vice President and Chief Financial Officer. The proponent provides no reason why Dana’s long-term performance would be enhanced by eliminating its supermajority vote provisions.

Dana has an excellent record in governance and responsiveness to shareholder concerns.

We are committed to sound corporate governance principles and long-term shareholder value as shown by:

•	The strong shareholders support for Dana’s directors in each of the past 8 years.

•	Our Board’s decision to implement proxy access in 2016.

•	Our Board’s early decision to implement clawback provisions in its compensation plans as far back as 2008.

•	Our Board separates the role of Chairman of the Board and the role of CEO.

•

Our Board’s independent Nominating and Corporate Governance Committee reviews and recommends to our full Board candidates to become Board members, as well as develops and administers performance criteria for members of our Board.

•	Dana’s regular review of its corporate governance policies.

•

Our Board believes that implementation of this proposal would adversely impact Dana’s carefully considered corporate governance practices and, therefore, is not needed or advisable, or in the best interests of Dana and its shareholders.

Supermajority voting requirements have been adopted by many leading companies.

Delaware law permits companies to adopt supermajority voting requirements. Many publicly traded Fortune 500 companies have supermajority voting provisions including Campbell Soup Company, Nike, Inc., Tiffany & Co., PACCAR and many others. These companies recognize the benefits that result from this positive governance structure. Our Board believes that the existing supermajority voting requirement is reasonable and appropriate to maximize value for all shareholders. Again, the proponent provides no reason why Dana’s long-term performance would be enhanced by eliminating its supermajority vote provisions.

DANA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

ANNUAL REPORT TO SHAREHOLDERS

Dana mailed the 2016 Annual Report on Form 10-K to shareholders, containing financial statements and other information about the operations of Dana for the year ended December 31, 2016, to you with this Proxy Statement on or about March 16, 2017.

OTHER MATTERS

The Board is not aware of any other additional matters to be presented at the 2017 Annual Meeting of Shareholders. The Board does not currently intend to submit any additional matters for a vote at the 2017 Annual Meeting of Shareholders, and no other shareholder has provided the required notice of the shareholder’s intention to propose any matter at the 2017 Annual Meeting of Shareholders. However, under Dana’s Bylaws, the Board may, without notice, properly submit additional matters for a vote at the 2017 Annual Meeting of Shareholders. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

By Order of the Board of Directors

Marc S. Levin Senior Vice President, General Counsel and Corporate Secretary

March 16, 2017

APPENDIX “A”

DANA INCORPORATED

2017 OMNIBUS INCENTIVE PLAN

(EFFECTIVE APRIL 27, 2017)

DANA INCORPORATED

2017 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of this 2017 Omnibus Incentive Plan is to attract and retain directors, officers, other employees and consultants of Dana Incorporated and its Subsidiaries and to motivate and provide to such persons incentives and rewards for superior performance.

2. Definitions. As used in this Plan:

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified (provided that an entity shall be deemed an Affiliate of the Corporation for purposes of this Plan only for such periods as the requisite ownership or control relationship is maintained).

(b) “Appreciation Right” means a right granted pursuant to Section 5 of the Plan and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(c) “Authorized Officer” has the meaning specified in Section 12(d) of the Plan.

(d) “Award” means a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units, or a grant of Restricted Stock, Restricted Stock Units or Other Awards.

(e) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(f) “Board” means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of the Plan, such committee (or subcommittee).

(g) “Cause” shall have the meaning assigned such term in the employment agreement, if any, between a Participant and an Employer and, in the absence of such an agreement, the meaning specified in the applicable Evidence of Award.

(h) For purposes of the Plan, except as may be otherwise provided in an Evidence of Award, a “Change in Control” shall be deemed to have occurred upon the happening of any of the following events:

(i) any Person is or becomes (other than in connection with a transaction described in clause (A) or (B) of Paragraph (iii) below) the beneficial owner (within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or any of its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities;

(ii) individuals who on the Effective Date constitute the Board, and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including without limitation a consent solicitation, relating to the election of Directors of the Corporation) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(iii) consummation of a merger or consolidation of the Corporation or any direct or indirect parent or subsidiary of the Corporation with any other company, other than (A) a merger or consolidation which would result in (1) the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or direct or indirect parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity or direct or indirect parent thereof outstanding immediately after such merger or consolidation, and (2) the individuals who comprise the Board immediately prior thereto constituting at least a majority of the board of directors of (I) any parent of the Corporation or the entity surviving such merger or consolidation or (II) if there is no such parent, of the Corporation or such surviving entity, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities; or

(iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or there is consummated an agreement for the sale, disposition or long-term lease by the Corporation of all or substantially all of the Corporation’s assets.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred (1) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of the Corporation as constituted immediately prior to such transaction or series of transactions, or (2) with respect to any Award subject to Section 409A of the Code, unless the applicable event also constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation under Section 409A(a)(2)(A)(v) of the Code.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations promulgated thereunder, along with Treasury and IRS interpretations thereof. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

(j) “Common Stock” means the common stock, par value $0.1 per share, of the Corporation or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 13 of the Plan.

(k) “Compensation Committee” means the Compensation Committee of the Board, or any other committee of the Board or subcommittee thereof authorized to administer this Plan in accordance with Section 12 of the Plan.

(l) “Corporation” means Dana Incorporated, a Delaware corporation, and its successors.

(m) “Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Compensation Committee or an Authorized Officer and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Compensation Committee or an Authorized Officer.

(n) “Director” means a member of the Board.

(o) “Effective Date” means April 27, 2017.

(p) “Employee” means any employee of the Corporation or of any Subsidiary.

(q) “Employer” means the Corporation or any successor thereto or a Subsidiary.

(r) “Evidence of Award” means an agreement, certificate, resolution or other written evidence, whether or not in electronic form, that sets forth the terms and conditions of an Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, not inconsistent with this Plan, as the Compensation Committee or an Authorized Officer may approve. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Corporation and, unless determined otherwise by the Compensation Committee, need not be signed by a representative of the Corporation or a Participant.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Reference to any section or subsection of the Exchange Act includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

(t) “Executive Officer” means an officer of the Corporation who is subject to the liability provisions of Section 16 of the Exchange Act.

(u) “Executive Severance Plan” means the Dana Incorporated Executive Severance Plan, as it may be amended from time to time or any successor plan, program, agreement or arrangement.

(v) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of the Plan that is not granted in tandem with an Option Right.

(w) “Good Reason” shall have the meaning assigned such term in the employment agreement, if any, between a Participant and an Employer and, in the absence of such an agreement, the meaning specified in the applicable Evidence of Award.

(x) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code.

(y) “Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Compensation Committee or an Authorized Officer, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Awards or dividend credits pursuant to the Plan. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of a joint venture, Subsidiary, business unit, division, department, business segment, region or function and/or that are related to the performance of the individual Participant. The Performance Objectives may be made relative to the performance of other companies or an index covering multiple companies. The Performance Objectives applicable to any Qualified Performance-Based Award will be based on specified levels of or growth in one or more of the following criteria.

(i)	net sales;

(ii)	revenue;

(iii)	revenue growth or product revenue growth;

(iv)	operating income (before or after taxes, including operating income before depreciation and amortization);

(v)	income (before or after taxes and before or after allocation of corporate overhead and bonus);

(vi)	net earnings;

(vii)	earnings per share;

(viii)	net income (before or after taxes);

(ix)	return on equity;

(x)	total stockholder return;

(xi)	return on assets or net assets;

(xii)	appreciation in and/or maintenance of share price;

(xiii)	market share;

(xiv)	gross profits;

(xv)	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

(xvi)	economic value-added models or equivalent metrics;

(xvii)	reductions in costs;

(xviii)	cash flow or cash flow per share (before or after dividends);

(xix)	return on capital (including return on total capital or return on invested capital);

(xx)	cash flow return on investment;

(xxi)	improvement in or attainment of expense levels or working capital levels;

(xxii)	operating, gross, or cash margins;

(xxiii)	year-end cash;

(xxiv)	debt reductions;

(xxv)	stockholder equity;

(xxvi)	regulatory achievements;

(xxvii)	operating performance;

(xxviii)	market expansion;

(xxix)	customer satisfaction;

(xxx)	employee satisfaction;

(xxxi)	implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; or

(xxxii)	a published or a special index deemed applicable by the Compensation Committee or any of the above criteria as compared to the performance of any such index.

In connection with the establishment of Performance Objectives, except as otherwise required under Section 162(m) of the Code, the Compensation Committee at any time may exclude the impact on performance of charges for restructuring, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission and as identified in the Corporation’s audited financial statements, notes to such financial statements or management’s discussion and analysis in the Corporation’s annual report or other filings with the Securities and Exchange Commission. With respect to any grant under the Plan, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Compensation Committee may in its discretion modify such Performance Objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except as otherwise required under Section 162(m) of the Code.

(z) “Market Value Per Share” means, as of any particular date the closing sale price of the Common Stock as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If the Common Stock is not traded as of any given date, the Market Value Per Share means the closing price for the Common Stock on the principal exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock was traded. If there is no regular public trading market for such Common Stock, the Market Value Per Share of the Common Stock shall be the fair market value of the Common Stock as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and, to the extent an Award is subject to Section 409A of the Code, is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(aa) “Non-Employee Director” means a member of the Board who is not an Employee.

(bb) “Non-Qualified Options” means Option Rights that are not intended to qualify as “incentive stock options” under Section 422 of the Code.

(cc) “Optionee” means the Participant named in an Evidence of Award evidencing an outstanding Option Right.

(dd) “Option Price” means the purchase price payable on exercise of an Option Right.

(ee) “Option Right” means the right to purchase shares of Common Stock upon exercise of a Non-Qualified Option or an Incentive Stock Option granted pursuant to Section 4 of the Plan.

(ff) “Other Award” means an Award granted pursuant to Section 9 of the Plan.

(gg) “Participant” means a person who is selected by the Board, the Compensation Committee or an Authorized Officer to receive benefits under this Plan and who is at the time (i) an Employee or a Non-Employee Director, or (ii) providing services to the Corporation or a Subsidiary, including but not limited to, a consultant, an advisor, independent contractor, or other non-employee of the Corporation or any one or more of its Subsidiaries.

(hh) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of the Plan within which the Performance Objectives relating to such Performance Share or Performance Unit are to be achieved.

(ii) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of the Plan.

(jj) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of the Plan that records a unit equivalent to $1.00 or such other value as is determined by the Compensation Committee.

(kk) “Person” means shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any director or indirect subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any direct or indirect subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

(ll) “Plan” means this Dana Incorporated 2017 Omnibus Incentive Plan, as it may be amended from time to time.

(mm) “Prior Plan” means the Dana Holding Corporation 2012 Omnibus Incentive Plan.

(nn) “Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(oo) “Restricted Stock” means shares of Common Stock granted pursuant to Section 6 of the Plan.

(pp) “Restricted Stock Unit” means an award granted pursuant to Section 7 of the Plan of the right to receive shares of Common Stock or cash at the end of the Restriction Period.

(qq) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of the Plan.

(rr) “Spread” means the excess of the Market Value Per Share on the date when an (i) Option Right is exercised over the Option Price, or (ii) Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ss) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(tt) “Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Corporation or with which the Corporation directly or indirectly combines.

(uu) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of the Plan that is granted in tandem with an Option Right.

(vv) “Ten Percent Stockholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Corporation, within the meaning of Section 422 of the Code.

(ww) “Termination Date,” for purposes of the Plan, except as may be otherwise prescribed by the Compensation Committee or an Authorized Officer in an Evidence of Award, means (i) with respect to any Employee, the date on which the Employee ceases to be employed by an Employer, or (ii) with respect to any Participant who is not an Employee, the date on which such Participant’s provision of services to the Corporation or any one or more of its Subsidiaries ends.

3. Shares Subject to this Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 13 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued or delivered under the Plan is 3,700,000 shares of Common Stock plus the number of shares of Common Stock underlying Substitute Awards, plus the number of shares of Common Stock that remained available for new grants under the Prior Plan as of the Effective Date. From and after the Effective Date, no new grants shall be made under the Prior Plan. Any Award that by its terms can be settled only in cash shall not count against the number of shares of Common Stock available for award under the Plan. Common Stock to be issued or delivered pursuant to the Plan may be authorized and unissued shares of Common Stock, treasury shares or a combination of the foregoing.

(ii) In addition to the shares of Common Stock authorized in Section 3(a)(i) of the Plan, if and to the extent any (A) Option Right, Appreciation Right or other Award granted pursuant to this Plan or the Prior Plan terminates, expires or is forfeited without having been exercised or settled in full, or (B) Award granted pursuant to this Plan or the Prior Plan that may be settled in either cash or shares of Common Stock is settled in cash, then the underlying shares of Common Stock again shall be available for grant under this Plan and credited toward the Plan limit as set forth in Section 3(a)(i) of the Plan.

(iii) Shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Corporation by a Participant or withheld from the Award by the Corporation as full or partial payment of the exercise price of any Award or in payment of any applicable withholding for Federal, state, city, local or foreign taxes incurred in connection with the exercise, vesting or earning of any Award under the Plan will not become available for future grants under the Plan. With respect to an Appreciation Right, when such Appreciation Right is exercised and settled in shares of Common Stock, the shares of Common Stock subject to such Appreciation Right shall be counted against the shares of Common Stock available for issuance under the Plan as one share of Common Stock for every one share of Common Stock subject thereto, regardless of the number of shares of Common Stock used to settle the Appreciation Right upon exercise.

(b) Life-of-Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 13 of the Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 4,000,000.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 13 of the Plan:

(i) During any calendar year no Participant shall be granted Option Rights or Appreciation Rights or Other Awards with rights which are substantially similar to Option Rights or Appreciation Rights, in the aggregate, for more than 2,000,000 shares of Common Stock.

(ii) For grants of Qualified Performance-Based Awards, during any calendar year no Participant shall be granted Restricted Stock, Restricted Stock Units or stock-denominated Performance Shares or Other Awards with rights which are substantially similar to Performance Shares, in the aggregate, for more than 1,500,000 shares of Common Stock.

(iii) For grants of Qualified Performance-Based Awards, during any calendar year no Participant shall be granted Performance Units or cash-denominated Other Awards with rights which are substantially similar to Performance Units pursuant to which the Participant can receive, in the aggregate, more than $15,000,000.

(iv) During any calendar year no Participant who is a Non-Employee Director shall be granted overall compensation (inclusive of cash compensation) in excess of $500,000; provided, that the foregoing limitation shall not apply in respect of any Award granted to a Non-Employee Director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a Non-Employee director’s appointment to the Board.

(d) Substitute Awards. Any Substitute Awards granted by the Corporation shall not reduce the shares of Common Stock available for Awards under the Plan.

4. Option Rights.

(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may, from time to time and upon such terms and conditions as it or the Authorized Officer may determine, grant Option Rights to Participants. Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Options, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who at the time of grant meet the definition of “employee” under Section 3401(c) of the Code in respect of the Corporation or a Subsidiary.

(b) Each Option Right will be memorialized by an Evidence of Award that shall specify:

(i) the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

(ii) the Option Price per share of Common Stock, which may not be less than the Market Value Per Share on the Date of Grant (provided, however, that in the case of the grant of an Incentive Stock Option to a Ten Percent Stockholder the Option Price shall not be less than 110 percent of the Market Value Per Share on the Date of Grant);

(iii) whether the Option Price will be payable (A) in cash or by check or by wire transfer of immediately available funds, (B) by the actual or constructive transfer to the Corporation of whole shares of Common Stock owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of the Plan) having a value at the time of exercise equal to the total Option Price, (C) by means of a broker-assisted cashless exercise, (D) by the withholding of shares of Common Stock from delivery with a value equal to some portion or all of the Option Price, (E) by a combination of such methods of payment, or (F) by such other methods as may be approved by the Compensation Committee;

(iv) the conditions for the Option Rights or installments thereof to become exercisable (including without limitation the attainment of Performance Objectives) and the periods for which they will remain exercisable; and

(v) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Option Right or proceeds attributable thereto may be subject to recoupment in circumstances of Optionee conduct deemed detrimental to the Corporation or its Affiliates.

(c) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(d) Except as provided in Section 11, each Award of Option Rights granted after April 27, 2017 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

(e) Any grant of Option Rights may provide for the earlier exercise of such Option Rights or other modifications in the event of specified terminations of the Optionee’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

(f) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any related Tandem Appreciation Right authorized under Section 5 of the Plan.

(g) No Option Right will be exercisable more than ten (10) years from the Date of Grant (five (5) years in the case of the grant of an Incentive Stock Option to Participant who is a Ten Percent Stockholder on the Date of Grant).

(h) Except as provided in an Evidence of Award, in the event of an Optionee’s termination of employment or service, any Option Rights that have not vested as of the Optionee’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Optionee will have no further rights in respect of such Option Rights.

(i) In no event may any Option Right be repurchased or cancelled in exchange for cash or other consideration at a time when the Option Price exceeds the Market Value Per Share subject to such Option Right.

5. Appreciation Rights.

(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may grant (i) to any Optionee, Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, Free-Standing Appreciation Rights.

(b) A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Compensation Committee or an Authorized Officer, which will be expressed as a percentage of the Spread on the related Option Right (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(c) A Free-Standing Appreciation Right will be a right of the Participant to receive from the Corporation an amount determined by the Compensation Committee or an Authorized Officer, which will be expressed as a percentage of the Spread (not exceeding one hundred percent (100%)) at the time of exercise.

(d) Each Appreciation Right will be memorialized by an Evidence of Award that shall specify:

(i) the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

(ii) the percentage of the Spread (not exceeding 100%) payable at the time of exercise and whether such amount shall be paid by the Corporation in cash, in shares of Common Stock or in any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant);

(iii) the conditions for the Appreciation Rights or installments thereof to become exercisable (including without limitation the attainment of Performance Objectives) and the periods for which they will remain exercisable; and

(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Appreciation Right or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

(e) Except as provided in Section 11, each Award of Appreciation Rights granted after April 27, 2017 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

(f) Any grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

(g) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Appreciation Rights that have not vested as of the Participant’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Appreciation Rights.

(h) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised. In the case of a Tandem Appreciation Right granted in relation to an Incentive Stock Option to an employee who is a Ten Percent Stockholder on the Date of Grant, the amount payable with respect to each Tandem Appreciation Right shall be equal in value to the applicable percentage of the excess, if any, of the Market Value Per Share on the exercise date over the Base Price of the Tandem Appreciation Right, which Base Price shall not be less than 110 percent of the Market Value Per Share on the date the Tandem Appreciation Right is granted.

(i) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value Per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Date of Grant.

(j) In no event may any Appreciation Right be repurchased or cancelled in exchange for cash or other consideration at a time when the Base Price exceeds the Market Value Per Share subject to such Appreciation Right.

6. Restricted Stock.

(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may grant Restricted Stock to Participants.

(b) Each such grant will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to and Section 22.

(c) Each grant of Restricted Stock will be memorialized by an Evidence of Award that shall specify:

(i) the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

(ii) any restrictions on transfer and forfeitability provisions applicable to the Restricted Stock (which restrictions may include, without limitation, subjecting the Restricted Stock to a substantial risk of forfeiture in the hands of any transferee);

(iii) the conditions under which restrictions on transfer and forfeitability provisions shall lapse, including without limitation upon the attainment of Performance Objectives; and

(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Restricted Stock or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

(d) Except as provided in Section 11, each Award of Restricted Stock granted after April 27, 2017 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

(e) Any grant of Restricted Stock may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

(f) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Restricted Stock that has not yet become free of restrictions will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Restricted Stock.

(g) Any grant of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock (which may be subject to the same restrictions as the underlying Award) or be paid in cash on a deferred or contingent basis, subject to Section 22.

(h) Unless otherwise directed by the Compensation Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Corporation until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Corporation’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units.

(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may grant Restricted Stock Units to Participants. Each such grant of Restricted Stock Units will constitute the agreement by the Corporation to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services.

(b) Each grant of Restricted Stock Units will be memorialized by an Evidence of Award that shall specify:

(i) the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

(ii) the conditions for the Restricted Stock Units or installments thereof to vest (including without limitation the attainment of Performance Objectives);

(iii) whether payment thereunder shall be made in Common Stock, cash or any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant) and the time or times at which such amounts shall be payable; and

(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Restricted Stock Units or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

(c) During the Restriction Period, the Participant will have none of the rights of a stockholder of any shares of Common Stock with respect to such Restricted Stock Units, but the Compensation Committee or Authorized Officer may authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock, subject to Section 22.

(d) Except as provided in Section 11, each Award of Restricted Stock Units granted after April 27, 2017 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

(e) Any grant of Restricted Stock Units may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

(f) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Restricted Stock Unit that has not yet become vested will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Restricted Stock Units.

8. Performance Shares and Performance Units.

(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may grant Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Performance Objectives during the Performance Period.

(b) Each grant of Performance Shares or Performance Units will be memorialized by an Evidence of Award that shall specify:

(i) the number of units or shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code;

(ii) the conditions for the Performance Shares or Performance Units or installments thereof to vest;

(iii) whether payment under Performance Shares or Performance Units shall be made in Common Stock, cash or any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant) and the time or times at which such amounts shall be payable; and

(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Performance Shares or Performance Units or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

(c) Except as provided in Section 11, each Award of Performance Shares or Performance Units granted after April 27, 2017 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

(d) Any grant of Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

(e) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Performance Share or Performance Unit that has not yet become vested will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Performance Shares or Performance Units.

(f) During the Performance Period, the Participant will have none of the rights of a stockholder of any shares of Common Stock with respect to Performance Shares, but the Compensation Committee or Authorized Officer may authorize the payment of dividend equivalents on Performance Shares on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock, subject to Section 22.

9. Other Awards.

(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may, subject to limitations under applicable law, authorize grants to any Participant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to (i) shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Corporation or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Compensation Committee or Authorized Officer, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Corporation, (ii) cash, or (iii) any combination of the foregoing, including without limitation grants of cash or shares of Common Stock as a bonus or in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, all subject to such terms as shall be determined by the Compensation Committee or Authorized Officer.

(b) Each grant of an Other Award will be memorialized by an Evidence of Award that shall specify:

(i) the number of shares of Common Stock and/or the amount of cash to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

(ii) the conditions for the Other Award or installments thereof to vest (including without limitation the attainment of Performance Objectives);

(iii) whether payment thereunder shall be made in Common Stock, cash or any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant) and the time or times at which such amounts shall be payable; and

(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Other Award or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

(c) Except as provided in Section 11, each Other Award granted after April 27, 2017 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

(d) Any grant of an Other Award may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

(e) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Other Award that has not yet become vested will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Other Award.

10. Awards to Non-Employee Directors. The Board may from time to time grant Awards to Non-Employee Directors upon the terms and conditions otherwise applicable to the grants of Awards under the Plan. If a Non-Employee Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.

11. Minimum Vesting Period. Awards covering in the aggregate not more than 5% of the shares of Common Stock available for issuance under the Plan shall not be subject to the restrictions set forth Section 4(d), 5(e), 6(d), 7(d), 8(c) or 9(c).

12. Administration of the Plan.

(a) This Plan will be administered by the Compensation Committee. The Board or the Compensation Committee, as applicable, may from time to time delegate all or any part of its authority under this Plan to any other committee of the Board or subcommittee thereof consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of the rules of the New York Stock Exchange, as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board or the Compensation Committee, as applicable, will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b) The interpretation and construction by the Compensation Committee of any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award, and any determination by the

Compensation Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) To the extent permitted by applicable law but subject to Section 12(d) of the Plan, the Board or the Compensation Committee, as applicable, may, from time to time, delegate to one or more of its members or to one or more officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the Compensation Committee or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Compensation Committee or such person may have under this Plan.

(d) To the extent permitted by applicable law, the Compensation Committee may, by resolution, authorize one or more Executive Officers of the Corporation (each, an “Authorized Officer”), including the Chief Executive Officer of the Corporation, to do one or both of the following on the same basis as the Compensation Committee: (i) designate Participants to be recipients of Awards under this Plan and (ii) determine the size of any such Awards; provided, however, that (A) the Compensation Committee shall not delegate such responsibilities to any Executive Officer for Awards granted to a Participant who is an Executive Officer, a Director, or a more than 10% beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock the Authorized Officer(s) may grant. The Authorized Officer(s) shall report periodically to the Compensation Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In no event shall any such delegation of authority be permitted with respect to Awards to any Executive Officer or any person subject to Section 162(m) of the Code.

13. Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares, Performance Units and Other Awards, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event specified in this Section 13 of the Plan, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it may determine, in good faith, to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Compensation Committee also shall make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan as is appropriate to reflect any transaction or event described in this Section 13.

14. Change in Control.

(a) Except as otherwise provided in an Evidence of Award or by the Compensation Committee at the Date of Grant, to the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Performance Objectives with respect to outstanding Awards shall be deemed to be satisfied at target.

(b) Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, any outstanding Awards that are subject to

Performance Objectives shall be converted by the resulting entity or its direct or indirect parent, as if target performance had been achieved as of the date of the Change in Control, and each Award of: (i) Performance Shares or Performance Units shall continue to vest during the remaining Performance Period, (ii) Restricted Stock shall remain subject to the otherwise applicable vesting conditions during the remaining vesting period, (iii) Restricted Stock Units shall remain subject to the otherwise applicable vesting conditions during the Restriction Period, and (iv) all other Awards shall remain subject to the otherwise applicable vesting conditions during the remaining vesting period, if any.

(c) Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are either assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, if a Participant’s service is terminated without Cause by the Corporation, any of its Subsidiaries or the resulting entity or a Participant resigns his or her employment with an Employer for Good Reason, in either case, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Board in its discretion, at or after the Date of Grant, may (i) provide for the cancellation of each outstanding and unexercised Option Right or Appreciation Right with an Option Price or Base Price, as applicable, less than the highest price per share of Common Stock paid for a share of Common Stock in the Change in Control (or, if less, the Market Value Per Share at the time of cancellation to the extent required to avoid imposition of a tax under Section 409A of the Code) (such amount the “Transaction Consideration”) in exchange for a cash payment to be made at the same time as payment is made to holders of Common Stock in connection with the Change in Control in an amount equal to the amount by which the Transaction Consideration exceeds the Option Price or Base Price, as applicable, multiplied by the number of shares of Common Stock granted under the Option Right or Appreciation Right, and (ii) provide for the cancellation of each outstanding and unexercised Option Right or Appreciation Right with an Option Price or Base Price, as applicable, equal to or more than the Transaction Consideration without any payment to the holder of such Option Right or Appreciation Right, as applicable.

(e) Notwithstanding any provision of the Plan to the contrary, to the extent an Award constitutes a “deferral of compensation” for purposes of Section 409A of the Code, and such Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of: (i) the Participant’s “separation from service” with the Corporation (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six (6) months after the date of the Participant’s separation from service with the Employer, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

15. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board or the Compensation Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation or any Subsidiary under an agreement with a foreign nation or agency, as the Board or the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary of the Board or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

16. Transferability.

(a) Except as otherwise determined by the Board or the Compensation Committee pursuant to the provisions of Section 16(c) of the Plan, no Award or dividend equivalents paid with respect to Awards made under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of the Corporation as the Board or the Compensation Committee may determine; provided, however, that if so determined by the Compensation Committee, each Participant may, in a manner established by the Board or the Compensation Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive shares of Common Stock or other property issued upon such exercise.

(b) The Compensation Committee or an Authorized Officer may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of the Plan, will be subject to further restrictions on transfer.

(c) Notwithstanding Section 16(a) of the Plan, the Board or the Compensation Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Corporation and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Compensation Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

17. Withholding Taxes. To the extent that an Employer is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Employer for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit or the delivery to the Corporation of other shares of Common Stock held by such Participant. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Corporation may withhold such shares of Common Stock having a value equal to the amount required to be withheld. In no event shall the Market Value Per Share of the shares of Common Stock to be withheld pursuant to this section to satisfy applicable withholding taxes in connection with the benefit exceed the maximum statutory withholding amount permitted that will not result in a negative accounting impact.

18. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder are exempt from Section 409A of the Code or are structured in a manner that would not cause a Participant to be subject to taxes and interest pursuant to Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

19. Effective Date and Term of Plan. This Plan will be effective as of the Effective Date. No grant will be made under this Plan more than ten (10) years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

20. Amendments and Termination.

(a) The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the New York Stock Exchange or any other securities exchange on which Common Stock is traded or quoted. Except as otherwise provided in Section 14 of the Plan, no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Compensation Committee, without such Participant’s written consent.

(b) Notwithstanding Section 20(a) of the Plan, the Corporation shall obtain shareholder approval for: (i) subject to Section 13 of the Plan, a reduction in the exercise price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price); (ii) any amendment to materially expand the group of individuals eligible for Awards under the Plan; (iii) an increase to the maximum number of shares of Common Stock available for issuance under the Plan (other than adjustments in accordance with Section 13 of the Plan); or (iv) amendments that would materially increase the benefits accruing to Participants under this Plan.

21. Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted under this Plan for grants or awards held by employees of a company or entity who become employees of the Corporation or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Corporation or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Compensation Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

22. Dividends and Dividend Equivalents. The Compensation Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Corporation subject to vesting of the Award, or reinvestment in additional shares of Common Stock or other Awards, provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Option Rights or Appreciation Rights or (ii) unearned Performance Shares or Performance Units or other unearned Awards subject to performance conditions (other than or in addition to the passage of time); provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).

23. Governing Law. This Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

24. Miscellaneous Provisions.

(a) The Corporation will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board or the Compensation Committee may provide for the elimination of fractional shares or for the settlement of fractional shares in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor will it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Compensation Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(d) No Participant shall have any rights as a stockholder with respect to any shares of Common Stock subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Corporation.

(e) The Compensation Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

(f) Except with respect to Option Rights and Appreciation Rights, the Compensation Committee may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, subject to Section 22.

(g) Any Award granted under the terms of the Plan may specify in the Evidence of Award that the Participant is subject to restrictive covenants including, but not limited to, covenants not to compete and covenants not to solicit, unless otherwise determined by the Compensation Committee.

(h) Participants shall provide the Corporation with a completed, written election form setting forth the name and contact information of the person who will have beneficial ownership rights of Awards made to the Participant under this Plan upon the death of the Participant.

(i) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Board or the Compensation Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board or the Compensation Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Location of Dana Incorporated

2017 Annual Meeting of Shareholders

The Westin Detroit Metropolitan Airport

2501 Worldgateway Place

Romulus, Michigan 48242

From East—Take Interstate 94 West towards Chicago. Take Exit 198 towards Middlebelt Road, Detroit Metropolitan Airport and Merriman Road. Travel approximately .25 miles and follow the Detroit Metropolitan Airport exit at the fork in the ramp. Follow the signs to McNamara Terminal and the hotel.

From North—Take Interstate 275 South to Exit 15 (Eureka Road). Turn left onto Eureka Road East and continue for approximately ..25 miles. Stay right and follow the sign to McNamara Terminal and the hotel.

From West—Take Interstate 94 East towards Detroit. Take Exit 198 towards Middlebelt Road, Detroit Metropolitan Airport and Merriman Road. Travel approximately .25 miles and follow the Detroit Metropolitan Airport exit at the fork in the ramp. Follow the signs to McNamara Terminal and the hotel.

From South—Take Interstate 275 North to Exit 15 (Eureka Road). Turn right onto Eureka Road East and continue for approximately .25 miles. Stay right and follow the sign to McNamara Terminal and the hotel.

Briefcases, purses and other bags brought to the meeting may be subject to inspection at the door.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN

PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AND AGAINST PROPOSAL 6.

1.	Election of directors:	01 Rachel A. Gonzalez 05 Raymond E. Mabus, Jr. 02 James K. Kamsickas 06 R. Bruce McDonald 03 Virginia A. Kamsky 07 Mark A. Schulz 04 Terrence J. Keating 08 Keith E. Wandell	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here – Do not separate

2.	Approval of a non-binding, advisory proposal approving executive compensation.	☐ For ☐ Against ☐ Abstain

3.	Approval of a non-binding advisory vote on the frequency of the advisory vote on executive compensation.	☐ 1 Year ☐ 2 Year ☐ 3 Year ☐ Abstain

4.	Approval of the Dana Incorporated 2017 Omnibus Plan.	☐ For ☐ Against ☐ Abstain

5.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐ For ☐ Against ☐ Abstain

6.	Consideration of a shareholder proposal regarding simple majority voting.	☐ For ☐ Against ☐ Abstain

IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, FOR ANY ADDITIONAL NOMINEE DESIGNATED BY THE BOARD PRIOR TO THE ANNUAL MEETING, UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING, AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 4 AND 5 AND AGAINST PROPOSAL 6 AND 1 YEAR FOR PROPOSAL 3.

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

DANA INCORPORATED

2017 ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 27, 2017

8:30 a.m.

The Westin Detroit Metropolitan Airport

2501 Worldgateway Place

Romulus, Michigan 48242

The proxy statement and annual report to security holders

are available electronically at www.dana.com/proxy

IF YOU HAVE NOT SUBMITTED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE

PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Dana Incorporated 3939 Technology Drive Maumee, OH 43537	proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints Marc S. Levin and Robert W. Spencer, Jr., or either of them, as Proxies, each with the power to appoint his substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Dana Incorporated held of record by the undersigned on February 27, 2017, at the Annual Meeting of Shareholders to be held on April 27, 2017, and at any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote for the election of a person to the Board of Directors if any nominee named becomes unable to serve or for good cause will not serve, for any additional nominee designated by the Board prior to the Annual Meeting, upon all matters incident to the conduct of the meeting, and upon any other business that may properly come before the meeting.

DANA INCORPORATED

2017 ANNUAL MEETING OF SHAREHOLDERS

April 27, 2017

8:30 a.m.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/dan	1-866-883-3382
Mark, sign and date your proxy
Use the Internet to vote your proxy	Use a touch-tone telephone to	card and return it in the
until 11:59 p.m. (ET) on	vote your proxy until 11:59 p.m. (ET)	postage-paid envelope provided.
April 26, 2017.	on April 26, 2017.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.